Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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1ST CENTURY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

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1875 Century Park East, Suite 1400
Los Angeles, California 90067

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

DATE:	Wednesday, May 8, 2013
TIME:	5:00 p.m.
PLACE:	1875 Century Park East, Suite 100 Los Angeles, California 90067

To the Stockholders of 1st Century Bancshares, Inc.:

Notice is hereby given that, pursuant to its bylaws and the call of its Board of Directors, the annual meeting of stockholders of 1st Century Bancshares, Inc. will be held at the above date, time and place, for the following purposes, all as set forth in the attached proxy statement:

Proposal No. 1: Election of Directors.  To elect the following persons to serve on the Board of Directors of 1st Century Bancshares, Inc. until the next annual meeting of the stockholders and until his or her successor is elected and has been duly qualified:

William W. Brien, M.D.	Eric M. George	Alan I. Rothenberg

Dave Brooks	Alan D. Levy	Nadine I. Watt

Joseph J. Digange	Robert A. Moore	Lewis N. Wolff

Jason P. DiNapoli	Barry D. Pressman, M.D.	Stanley R. Zax

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of Crowe Horwath LLP as 1st Century Bancshares, Inc.’s independent registered public accounting firm for the year ending December 31, 2013.

Proposal No. 3: 2013 Equity Incentive Plan.  To consider and approve the 1st Century Bancshares, Inc. 2013 Equity Incentive Plan.

Proposal No. 4:  Advisory Vote on Executive Compensation (“Say-On-Pay”).  To consider and vote upon an advisory (non-binding) proposal to approve the compensation of the 1st Century Bancshares, Inc.'s named executive officers.

Proposal No. 5:  Frequency of Future Advisory Votes on Executive Compensation (“Say-When-On-Pay”). To consider and vote upon an advisory (non-binding) proposal regarding whether an advisory vote on the compensation of the 1st Century Bancshares, Inc.'s named executive officers should be held every one, two or three years.

Other Business. To transact such other business as may properly come before the annual meeting of stockholders and at any and all adjournments thereof.

Only stockholders of record at the close of business on March 25, 2013 will receive notice of, and be eligible to vote at, the annual meeting of stockholders of 1st Century Bancshares, Inc.

IT IS IMPORTANT THAT ALL STOCKHOLDERS VOTE.  WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.  YOU MAY ALSO VOTE BY TELEPHONE OR BY INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.  IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE ANY PROXY PREVIOUSLY SUBMITTED BY VOTING IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 8, 2013:

THIS PROXY STATEMENT AND OUR ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 ARE AVAILABLE, FREE OF CHARGE, AT http://www.1cbank.com/annualmeetingmaterials.html.

Los Angeles, California	By Order of the Board of Directors
April 8, 2013

Alan I. Rothenberg, Chairman of the Board of Directors &	Jason P. DiNapoli, President, Chief
Chief Executive Officer	Operating Officer & Corporate Secretary

Change-in-Control Arrangements	27
Deferred Compensation	28
Broad-Based Benefits Programs	28
Administrative Policies and Practices	28
Timing of Grants of Options and Restricted Stock	28
Stock Ownership Guidelines	28
Tax Deductibility of Executive Officer Compensation	28
Employment and Certain Other Agreements and Employee Benefit Plans	30
Potential Payments Upon Termination or Change-in-Control	32

OTHER BUSINESS	33

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2014 ANNUAL MEETING	33

APPENDIX A	35

1875 Century Park East, Suite 1400
Los Angeles, California 90067

PROXY STATEMENT

This proxy statement contains information about the 2013 annual meeting of stockholders (the “Annual Meeting”) of 1st Century Bancshares, Inc., (“1st Century Bancshares”) to be held on Wednesday, May 8, 2013, beginning at 5:00 p.m., local time, at 1st Century Bancshares’ bank branch located at 1875 Century Park East, Suite 100, Los Angeles, California 90067, and at any postponements or adjournments of the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me This Proxy Statement?

We sent you the notice of the Annual Meeting; this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Annual Meeting.  This proxy statement contains information that we are required to provide you with under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to inform you in connection with voting your shares. You do not need to attend the Annual Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card. You may also vote by telephone or by internet by following the instructions on the enclosed proxy card.

Any proxy given may be revoked at any time prior to its use by filing, with our Corporate Secretary, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date.  Any stockholder present at the Annual Meeting who has given a proxy may revoke it simply by voting his or her shares in person, if such stockholder so desires.

Along with this proxy statement, we are also sending you our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which includes our consolidated financial statements.

We will begin sending this proxy statement, notice of the Annual Meeting and the enclosed proxy card on or about April 8, 2013 to all stockholders entitled to vote at the Annual Meeting and at any postponements or adjournments thereof.  The record date for those stockholders entitled to vote at the Annual Meeting is March 25, 2013.  On March 25, 2013 there were 9,136,523 shares of our common stock issued and outstanding.  Common stock is our only class of capital stock.

What Am I Voting On And What Is The Minimum Vote Required To Approve Each Proposal?

The matters to be considered and voted on at the Annual Meeting are:

Proposal No. 1: Election of Directors.  To elect twelve (12) persons to serve on the Board of Directors for a term of one year until the 2014 annual meeting of stockholders and until each of their respective successors are elected and duly qualified. Nominees will be elected as directors by a plurality of the votes cast.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of  Crowe Horwath LLP as 1st Century Bancshares’ independent registered public accounting firm for the year ending December 31, 2013.  The affirmative vote of a majority of the votes represented and entitled to vote at the Annual Meeting is required for the approval of this proposal.

Proposal No. 3: 2013 Equity Incentive Plan.  To consider and approve the 1st Century Bancshares, Inc. 2013 Equity Incentive Plan. The affirmative vote of a majority of the votes represented and entitled to vote at the Annual Meeting is required for the approval of this proposal.

Proposal No. 4: Advisory Vote on Executive Compensation (“Say-On-Pay”).  To consider and vote upon an advisory (non-binding) proposal to approve the compensation of 1st Century Bancshares’ named executive officers. The affirmative vote of a majority of the votes represented and entitled to vote at the Annual Meeting is required for the approval of this proposal.

Proposal No. 5:  Frequency of Future Advisory Votes on Executive Compensation (“Say-When-On-Pay”). To consider and vote upon an advisory (non-binding) proposal regarding whether an advisory vote on the compensation of 1st Century Bancshares’ named executive officers should be held every one, two or three years. The affirmative vote of a majority of the votes represented and entitled to vote at the Annual Meeting is required for the approval of this proposal.

Other Business.  To transact such other business as may properly come before the Annual Meeting and at any and all adjournments thereof. With respect to any other item of business that may come before our Annual Meeting, the proxy holders will vote the proxy in their discretion and in accordance with their best judgment.

How Many Votes Do I Have?

Each share of common stock that you own as of the record date entitles you to one vote.  The proxy card indicates the number of shares of common stock that you own as of the record date and therefore are entitled to vote with respect to any matter properly brought before the Annual Meeting.  Cumulative voting is not permitted.

Stockholders Of Record: Shares Registered In Your Name.

If, on March 25, 2013, your shares of common stock were registered directly in your name with 1st Century Bancshares’ transfer agent, Registrar & Transfer Company, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.  Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owners: Shares Registered In The Name Of Your Broker, Bank Or Nominee.

If, on March 25, 2013, your shares were held in an account at a bank, brokerage firm or other agent or nominee on your behalf, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization maintaining your account is the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your bank, broker or other agent or nominee on how to vote your shares held in street name.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you provide a legal proxy issued in your name from your bank, broker or other agent or nominee to the Inspector of Elections of the Annual Meeting.

If you hold your shares in street name, it is critical that you provide instructions to your bank or broker on how to cast your vote, if you want it to count in the determination of the election of directors (Proposal No. 1 of this proxy statement), approval of the 1st Century Bancshares, Inc. 2013 Equity Incentive Plan (Proposal No. 3 of this proxy statement), Say-On-Pay (Proposal No. 4 of this proxy statement) and Say-When-On-Pay (Proposal No. 5 of this proxy statement).  If you hold your shares in street name and you do not instruct your bank, broker or other agent or nominee how to vote in the election of directors, no votes will be cast on your behalf on Proposals No. 1, No. 3, No. 4 and No. 5.

What Constitutes A Quorum?

A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to constitute a quorum.  We can only conduct the business of the Annual Meeting if a quorum has been established.  Abstentions and broker non-votes, if any, will be counted as shares present for purposes of determining the presence of a quorum.

How Do I Vote By Proxy?

Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy today.

Please sign, date and return the proxy card in the enclosed pre-paid envelope.  You may also vote telephonically or online by following the instructions shown on the enclosed proxy card.  By casting your vote by telephone, by Internet or by mail, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions.

If you are a beneficial owner of shares registered in the name of your bank, broker or other agent or nominee, you should have received a voting instruction form enclosed with these proxy materials from that organization rather than from 1st Century Bancshares. Simply sign, date and mail the voting instruction form in the postage-paid envelope provided to ensure that your vote is counted.  You may also vote telephonically or online by following the instructions shown on the voting instruction form provided by your bank, broker or other agent or nominee.

How Do I Vote In Person At The Annual Meeting?

If you are a stockholder of record, you can attend the Annual Meeting and vote in person the shares you held directly in your name as of the record date.  If you choose to do so, please bring proof of identification.  If you want to vote in person at the Annual Meeting and you hold our common stock through a bank, broker or other agent or nominee, you must obtain a legal proxy from that organization and bring it to our Annual Meeting.  Follow the directions on the voting instructions form furnished to you by your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a legal proxy.  If you vote in person at the Annual Meeting, you will automatically revoke any prior proxy you or your bank, broker or other agent or nominee may have submitted with respect to the shares of common stock you own of record or beneficially.

What If I Do Not Specify How My Shares Are To Be Voted On The Proxy Card?

If the proxy card does not specify how your shares are to be voted and you are the stockholder of record, your shares represented by the proxy card will be voted “FOR” each of 1st Century Bancshares’ twelve nominees to the Board of Directors, “FOR” Proposals No. 2, No. 3 and No. 4 and “FOR” setting the frequency of the advisory “Say-When-On-Pay” vote to a tri-annual basis.  If you hold your shares in “street name,” refer to the paragraph immediately below for information as to how your shares may be voted.  If any other matter is properly presented at the Annual Meeting, the individuals named on your proxy card will vote your shares in their discretion and using their best judgment.  At the time of the mailing of this proxy statement, we know of no matters to be acted upon at the Annual Meeting, other than those discussed in this proxy statement.

What Is The Effect Of Broker Non-Votes And Abstentions?

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters only, such as ratification of independent registered public accounting firms, but not on non-routine matters, such as director elections, approval of equity incentive plans, “Say-On-Pay,” “Say-When-On-Pay” or stockholder proposals. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a non-routine matter because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares because of the non-routine nature of the matter.

Abstentions and broker non-votes, if any, will be counted as shares present at the Annual Meeting for purposes of determining the existence of a quorum. However, abstentions will not be counted as votes cast for purposes of determining the directors that have received a plurality of the votes in connection with the election of directors or whether any of the other proposals set forth in this proxy statement has received a majority of the votes present and entitled to vote at the Annual Meeting and therefore will have no effect on the results of the vote for the election of directors and will have the same effect as votes cast against the other proposals set forth in this proxy statement.

May I Change My Vote After I Return My Proxy?

Yes, a person giving a proxy has the power to revoke it.  If you submit a proxy by mail, by telephone or by Internet, you may revoke such proxy and change your vote at any time before the voting is conducted at the Annual Meeting.  You may change your vote in any one of three ways:

•	You may submit another executed proxy card with a later date, or vote again by telephone or by Internet.

•	You may notify our Corporate Secretary in writing before the Annual Meeting that you wish to revoke your proxy.

•	You may attend the Annual Meeting and vote in person, however, your attendance at the Annual Meeting, in and of itself, will not revoke your earlier proxy.

Who Conducts The Proxy Solicitation?

1st Century Bancshares is soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders.  Copies of solicitation material will be furnished to banks, brokerage houses and other agents holding shares in their names that are beneficially owned by others so that the banks, brokerage houses and other agents may forward the solicitation material to these beneficial owners. If asked, we will reimburse these banks, brokerage houses and other agents for their reasonable expenses in forwarding the solicitation material to the beneficial owners. 1st Century Bancshares has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material to the beneficial owners of the shares they hold of record.

What Are The Recommendations Of The Board Of Directors?

1st Century Bancshares’ Board of Directors unanimously recommends that you vote “FOR” the election of all of the nominees for director listed in this proxy statement, “FOR” the ratification of Crowe Horwath LLP as 1st Century Bancshares’ independent registered public accounting firm, “FOR” the approval of the 1st Century Bancshares 2013 Equity Incentive Plan, “FOR” the advisory (non-binding) vote approving executive compensation, and “FOR” the advisory (non-binding) vote of “3 years” as the frequency of which stockholders are provided an advisory vote on executive compensation.  None of our directors have informed us in writing that he or she intends to oppose any action intended to be taken by us at the Annual Meeting.

How Do I Obtain An Annual Report On Form 10-K?

Together with this proxy statement, we have distributed to each of our stockholders our Annual Report on Form 10-K for the year ended December 31, 2012, which includes the consolidated financial statements of 1st Century Bancshares and the report thereon of Crowe Horwath LLP, 1st Century Bancshares’ independent registered public accounting firm.  If you did not receive the Annual Report on Form 10-K (or would like another copy), you may obtain a copy from our website at www.1cbank.com or we will send it to you without charge.

The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but the Annual Report on Form 10-K we have delivered to you does not include the exhibits.  If you wish to receive copies of the exhibits, we will send them to you.  Copying and mailing expenses will be your responsibility.  Please write to: Jason P. DiNapoli, Corporate Secretary, 1st Century Bancshares, Inc., 1875 Century Park East, Suite 1400, Los Angeles, CA 90067, (310) 270-9500.

Do I Have Rights Of Appraisal Or Similar Rights Of Dissenters With Respect To Any Matter To Be Acted Upon At The 2013 Annual Meeting?

None of the five proposals to be acted upon at the Annual Meeting and discussed in this proxy statement carry rights of appraisal or similar rights of dissenters.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Nominees

The twelve persons named below, all of whom are currently members of our Board of Directors, have been nominated for election to serve for a term of one year until the date of the next annual meeting of stockholders and until their successors have been elected and qualified:

William W. Brien, M.D.	Eric M. George	Alan I. Rothenberg

Dave Brooks	Alan D. Levy	Nadine I. Watt

Joseph J. Digange	Robert A. Moore	Lewis N. Wolff

Jason P. DiNapoli	Barry D. Pressman, M.D.	Stanley R. Zax

Each of the above nominees was recommended to the Nominating and Corporate Governance Committee by our Chief Executive Officer, approved by our Nominating and Corporate Governance Committee to be included on our proxy card and upon the recommendation of the Nominating and Corporate Governance Committee approved by our Board of Directors. Our Nominating and Corporate Governance Committee has not received any recommendations from stockholders regarding nominees for election at the upcoming Annual Meeting.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the twelve nominees named above. If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not presently expected that any of the nominees named above will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed above as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders in their discretion and in accordance with their best judgment.

The Board of Directors recommends that our stockholders vote “FOR” the twelve persons named above.

INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the present executive officers and nominees for the Board of Directors of 1st Century Bancshares, their ages as of March 25, 2013, the date on which they first became a director or executive officer of 1st Century Bancshares and their business experience during the past five years.

Name	Relationship to 1st Century Bancshares	Age	Director or Executive Officer of 1st Century Bancshares Since	Business Experience During the Past Five Years

William W. Brien, M.D.	Director	55	May 2012
Executive Vice Chairman of the Department of Surgery, and Director of the Cedars-Sinai Orthopaedic Center; Currently serves on the California Orthopaedic Association Board of Directors, member of American Academy of Orthopaedic Surgeons; Currently serving as Mayor of Beverly Hills.

Dr. Brien, through his years of experience in city management and medicine, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk assessment and management, and strategic planning.

Name	Relationship to 1st Century Bancshares	Age	Director or Executive Officer of 1st Century Bancshares Since	Business Experience During the Past Five Years

Dave Brooks	Director	77	September 2007
Retired Owner, President and Chief Executive Officer of Mara Escrow Company of Beverly Hills; current owner, officer and director of Canon Escrow and Seright Escrow; owner of M.A.R.A., Inc. and its subsidiaries; and appears as expert witness in connection with escrow litigation.

Mr. Brooks, through his years of experience as an executive in the real estate industry, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of real estate evaluation and risk assessment and management.

Joseph J. Digange	Director	86	September 2007
Retired President, Chief Operating Officer and Director of former Western Bank.

Mr. Digange, through his years of management experience as an executive in the banking industry, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of internal audit, asset/liability management and long- and short-term growth initiatives.

Jason P. DiNapoli	President, Chief Operating Officer, Director & Corporate Secretary	44	September 2007
Current President, Chief Executive Officer, Director and Corporate Secretary of 1st Century Bank, N.A. (subsidiary of 1st Century Bancshares, Inc.); former Executive Vice President and former Senior Vice President, 1st Century Bank, N.A.; and Vice President Finance, J P DiNapoli Companies Inc.

Mr. DiNapoli, through his leadership and management experience as an executive in the banking industry, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk assessment, compliance, asset/liability management, strategic planning and growth initiatives. Mr. DiNapoli also provides an in-depth knowledge of the daily operations of 1st Century Bancshares and strong management and analytical skills.

Eric M. George	Director	44	May 2008
Partner of Browne George Ross LLP; Member of Federal and State Judicial Selection Advisory Committees; and Director on the Board of EmpowerEd.

Mr. George, through his years of legal and transaction related experience, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk assessment and management and compliance.

Alan D. Levy	Director	74	September 2007
Chairman of the Board and Chief Executive Officer of Tishman International Companies.

Mr. Levy, through his years of management experience as an executive in the real estate industry, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of real estate transactions, real estate evaluation and strategic planning.

Name	Relationship to 1st Century Bancshares	Age	Director or Executive Officer of 1st Century Bancshares Since	Business Experience During the Past Five Years

Robert A. Moore	Director	70	September 2007
Former Executive Vice President & Chief Credit Officer of 1st Century Bank, N.A. (subsidiary of 1st Century Bancshares, Inc.); and former Executive Vice President and Chief Credit Officer of City National Bank, N.A.
Mr. Moore, through his years of experience as a chief credit officer in the banking industry, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of credit risk assessment, lending and strategic planning.

Barry D. Pressman, M.D.	Director	69	September 2007
Physician, Radiologist, Chairman of the Department of Imaging, Cedars-Sinai Medical Center and Chairman of Advanced Medical Isotope Corporation.
Dr. Pressman, through his years of experience in management and medicine, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk assessment, internal audit, asset/liability management and strategic planning.

Alan I. Rothenberg	Chairman of the Board of Directors and Chief Executive Officer	73	September 2007
Current Chairman of the Board of Directors of 1st Century Bank, N.A. (subsidiary of 1st Century Bancshares, Inc.); retired partner of Latham & Watkins; mediator and arbitrator and a consultant to major corporations; Chairman of Premier Partnerships, a sports and entertainment marketing and consulting firm; former Director on the Boards of Zenith National Insurance Corp. (NYSE:ZNT), California Pizza Kitchen (NASDAQ:CPKI) and Arden Realty, Inc. (NYSE:ARI); and former President of the Los Angeles Board of Airport Commissioners.
Mr. Rothenberg, through his years of leadership and management experience as an executive in the banking and legal industries, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk assessment, real estate transactions, compliance and strategic planning. Mr. Rothenberg also provides 1st Century Bancshares management and leadership skills to execute strategic initiatives and manage 1st Century Bancshares’ business risks.

Bradley S. Satenberg	Executive Vice President & Chief Financial Officer	42	December 2009
Current Executive Vice President & Chief Financial Officer of 1st Century Bank, N.A. (subsidiary of 1st Century Bancshares, Inc.); former Managing Director and Deputy Chief Financial Officer of Imperial Capital Bancorp, Inc.

Name	Relationship to 1st Century Bancshares	Age	Director or Executive Officer of 1st Century Bancshares Since	Business Experience During the Past Five Years

Nadine I. Watt	Director	44	May 2008
President of Watt Plaza Twin Towers, Inc.; President of Watt Companies; former Vice President of Watt Genton Associates; Membership co-chair for the Los Angeles Business Council; Executive Committee for Los Angeles Real Estate and Construction council for the City of Hope; Director on the Boards of Brentwood School and California Science Center; and former Director on the Board of Best Buddies California.
Ms. Watt, through her years of experience as an executive in the real estate industry and her involvement on a variety of boards, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk assessment and management, real estate transactions, real estate evaluation and strategic planning.

Lewis N. Wolff	Director	77	September 2007
Chairman and Chief Executive Officer of Wolff Urban Development, LLC; Chairman and Chief Executive Officer of Wolff Urban Management, Inc.; Owner of the Oakland Athletics and Director on the Board of Sunstone Hotel Investors, Inc. (NYSE:SHO).
Mr. Wolff, through his years of management experience as an executive in the real estate industry and board experience, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk assessment and management, real estate evaluation and strategic planning.

Stanley R. Zax	Director	75	January 2011
Director on the Boards of Prostate Cancer Foundation, Center for the study of The Presidency & Congress and Kennedy Wilson; former Director on the Board and Audit Committee of Wynn Resorts Ltd. (NYSE: WYNN); former Chief Executive Officer and Chairman of Zenith National Insurance Corp., and former Director on the Boards of Sequa Corp. and Ford Theatre.
Mr. Zax, through his years of experience in the insurance industry, has developed certain knowledge and skills that benefit 1st Century Bancshares in the areas of financial analysis, risk management and asset liability planning.

Information about 1st Century Bancshares Stock Ownership

Security Ownership of Management and Certain Beneficial Owners

As of March 25, 2013, the record date of the Annual Meeting, there were 9,136,523 shares of 1st Century Bancshares common stock issued and outstanding.  The following table sets forth the beneficial ownership of the issued and outstanding shares of 1st Century Bancshares’ common stock as of the record date by: (i) each person or entity known by us to own beneficially more than 5% of our outstanding common stock (based upon our review of 13D and 13G filings as of March 25, 2013), (ii) each of our directors and director nominees, (iii) each of our Named Executive Officers (defined below), and (iv) all of our directors and executive officers as a group.  Other than as listed below, we know of no beneficial owner of more than 5% of our common stock.  The number of shares beneficially owned is determined pursuant to rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares which the individual has the right to acquire within 60 days of March 25, 2013, through the exercise of any stock option or other right.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner(2)	Percent of Class(3)

William W. Brien, M.D. (4)	3,128	*
Dave Brooks (5)	281,495	3.06%
Joseph J. Digange (6)	102,250	1.11%
Jason P. DiNapoli (7)	319,200	3.48%
Eric M. George (8)	21,353	*
Alan D. Levy (9)	77,711	*
Robert A. Moore (10)	58,603	*
Barry D. Pressman, M.D. (11)	142,853	1.56%
Alan I. Rothenberg (12)	1,112,514	11.34%
Bradley S. Satenberg (13)	56,754	*
Nadine I. Watt (14)	31,269	*
Lewis N. Wolff (15)	179,119	1.95%
Stanley R. Zax (16)	32,391	*
Directors and Executive Officers as a Group (14 persons)	2,500,336	24.74%

* Less than 1%
(1)	The address for each of the directors and executive officers is 1st Century Bancshares’ address at 1875 Century Park East, Suite 1400, Los Angeles, California 90067.
(2)
Except as otherwise noted, share amounts may include shares held by such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in street name for the benefit of such person; shares held by a family or retirement trust as to which such person is a trustee and/or primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an individual retirement account as to which such person has voting rights and investment power.

(3)	Based on 9,136,523 shares of common stock outstanding as of March 25, 2013.
(4)	Includes 2,128 shares of unvested restricted stock which vest in November 2014.
(5)
Includes 52,800 option shares, which Mr. Brooks may acquire within 60 days after March 25, 2013 and 6,113 shares of unvested restricted stock.  Of the 6,113 shares of unvested restricted stock, 1,058 shares vest at the rate of 1/8 monthly, 1,314 shares vest at the rate of 1/9 monthly, 1,613 shares vest at the rate of 1/20 monthly and the remaining vest in November 2014. Mr. Brooks has shared voting power with his spouse with respect to 36,226 shares.

(6)	Includes 45,000 option shares, which Mr. Digange may acquire within 60 days after March 25, 2013.
(7)
Includes 47,500 option shares, which Mr. DiNapoli may acquire within 60 days after March 25, 2013 and 117,500 shares of unvested restricted stock. Of the 117,500 shares of unvested restricted stock, 36,250 shares vest in May 2013, 13,750 shares vest in May 2014, 15,000 shares vest in November 2014, 22,500 shares vest in May 2015, 7,500 shares vest in November 2015, 7,500 shares vest in May 2016, 7,500 shares vest in November 2016 and the remaining vest in May 2017.

(8)
Includes 6,113 shares of unvested restricted stock, of which 1,058 shares vest at the rate of 1/8 monthly, 1,314 shares vest at the rate of 1/9 monthly, 1,613 shares vest at the rate of 1/20 monthly and the remaining vest in November 2014.

(9)
Includes 25,000 option shares, which Mr. Levy may acquire within 60 days after March 25, 2013 and 6,113 shares of unvested restricted stock. Of the 6,113 shares of unvested restricted stock, 1,058 shares vest at the rate of 1/8 monthly, 1,314 shares vest at the rate of 1/9 monthly, 1,613 shares vest at the rate of 1/20 monthly and the remaining vest in November 2014.

(10)
Includes 20,000 option shares, which Mr. Moore may acquire within 60 days after March 25, 2013 and 6,113 shares of unvested restricted stock. Of the 6,113 shares of unvested restricted stock, 1,058 shares vest at the rate of 1/8 monthly, 1,314 shares vest at the rate of 1/9 monthly, 1,613 shares vest at the rate of 1/20 monthly and the remaining vest in November 2014.

(11)
Includes 50,000 option shares, which Dr. Pressman may acquire within 60 days after March 25, 2013 and 6,113 shares of unvested restricted stock. Of the 6,113 shares of unvested restricted stock, 1,058 shares vest at the rate of 1/8 monthly, 1,314 shares vest at the rate of 1/9 monthly, 1,613 shares vest at the rate of 1/20 monthly and the remaining vest in November 2014.

(12)
Includes 677,573 option shares, which Mr. Rothenberg may acquire within 60 days after March 25, 2013 and 99,584 shares of unvested restricted stock.  Of the 99,584 shares of unvested restricted stock, 21,459 shares vest in May 2013, 10,625 shares vest in May 2014, 15,000 shares vest in November 2014, 22,500 shares vest in May 2015, 7,500 shares vest in November 2015, 7,500 shares vest in May 2016, 7,500 shares vest in November 2016 and the remaining vest in May 2017.

(13)	Includes 55,000 of unvested restricted stock, of which 12,500 shares vest in May 2013, 13,750 shares vest in May 2014, 17,500 shares vest in May 2015, 7,500 shares vest in May 2016 and the remaining vest in May 2017.
(14)
Includes 6,113 shares of unvested restricted stock, of which 1,058 shares vest at the rate of 1/8 monthly, 1,314 shares vest at the rate of 1/9 monthly, 1,613 shares vest at the rate of 1/20 monthly and the remaining vest in November 2014.

(15)
Includes 52,800 option shares, which Mr. Wolff may acquire within 60 days after March 25, 2013 and 6,113 shares of unvested restricted stock.  Of the 6,113 shares of unvested restricted stock, 1,058 shares vest at the rate of 1/8 monthly, 1,314 shares vest at the rate of 1/9 monthly, 1,613 shares vest at the rate of 1/20 monthly and the remaining vest in November 2014. Mr. Wolff has shared voting power with his spouse with respect to 50,000 shares.

(16)	Includes 5,055 shares of unvested restricted stock, of which 1,314 shares vest at the rate of 1/9 monthly, 1,613 shares vest at the rate of 1/20 monthly and the remaining vest in November 2014.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF 1ST CENTURY BANCSHARES’ TWELVE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH ABOVE.

PROPOSAL NO. 2:
RATIFY SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2013

Principal Auditor Fees and Services

The Audit Committee has appointed Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2013, and stockholders are being asked to ratify the appointment.  Representatives of Crowe Horwath LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

In determining the independence of Crowe Horwath LLP, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining that independence. The following table shows the fees paid or accrued by 1st Century Bancshares for the audit and other services provided by 1st Century Bancshares’ independent registered public accounting firms for the years ended December 31, 2011 and 2012.

	December 31,	December 31,
	2012	2011

Audit Fees	$180,000	$180,000
Audit-Related Fees	---	---
Tax Fees	---	---
All Other Fees	---	---
Total Fees	$180,000	$180,000

The Audit Committee approves all services to be provided by independent registered public accountants prior to services being rendered (subject to the de minimus exception permitted by the Exchange Act). In accordance with the Audit Committee Charter, the Audit Committee pre-approves all auditing services and permitted non-audit services to be performed by the independent registered public accounting firm.  During the approval process, the Audit Committee considers all of the auditing and non-auditing services provided by the independent registered public accounting firm.

Change in Independent Public Accountants

On November 1, 2011, we notified Perry-Smith LLP ("Predecessor Auditor") that they had been dismissed as 1st Century Bancshares’ independent registered public accounting firm and would be replaced on the same date by Crowe Horwath LLP as the independent registered public accounting firm for 1st Century Bancshares for the year ending December 31, 2011.  This change was a result of a transaction that closed on November 1, 2011 whereby Crowe Horwath LLP acquired certain assets of Predecessor Auditor and certain Predecessor Auditor personnel became associated with Crowe Horwath LLP.

Predecessor Auditor served as 1st Century Bancshares’ independent registered public accounting firm for the years ended December 31, 2010 and 2009.  On November 1, 2011, the Board of Directors, as recommended by the Audit Committee, determined to replace Predecessor Auditor with Crowe Horwath LLP as 1st Century Bancshares’ independent registered public accounting firm for the year ended December 31, 2011.

Predecessor Auditor’s reports on 1st Century Bancshares’ financial statements for the years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2010 and 2009, and through November 1, 2011, there were no disagreements between 1st Century Bancshares and Predecessor Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Predecessor Auditor, would have caused Predecessor Auditor to make reference to the matter in their report.  None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations have occurred during the fiscal years ended December 31, 2010 and 2009 or through November 1, 2011.

1st Century Bancshares requested Predecessor Auditor to furnish 1st Century Bancshares with a letter addressed to the SEC stating whether Predecessor Auditor agrees with the above statements. A copy of Predecessor Auditor’s letter, dated November 1, 2011, was attached as Exhibit 16 to our Form 8-K filed with the SEC on November 4, 2011.

During the fiscal years ended December 31, 2010 and 2009 and through November 4, 2011, neither 1st Century Bancshares nor anyone acting on its behalf consulted Crowe Horwath LLP regarding (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on 1st Century Bancshares’ financial statements, or (2) any matter that was either the subject of a disagreement with Predecessor Auditor on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Predecessor Auditor, would have caused Predecessor Auditor to make reference to the matter in their report, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF CROWE HORWATH LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

PROPOSAL NO. 3:
APPROVAL OF 1ST CENTURY BANCSHARES, INC. 2013 EQUITY INCENTIVE PLAN

On March 25, 2013, the Board of Directors of 1st Century Bancshares approved, subject to requisite shareholder approval, the 1st Century Bancshares, Inc. 2013 Equity Incentive Plan (the “Plan”).  A summary of the principal provisions of the Plan, is set forth below. The summary of the Plan is not intended to be exhaustive.  A complete copy of the Plan is attached hereto as Appendix A.  Capitalized terms used in this proxy statement proposal and not defined herein shall have the meaning ascribed to them in the Plan attached hereto as Appendix A.

Summary Description of the Plan

The Plan provides for several different types of equity awards and provides the Administrator of the Plan with wide discretion in determining the terms and conditions of the awards and the circumstances under which an award may be amended. 1st Century Bancshares currently maintains and administers three different employee equity compensation plans, each with slightly different terms and conditions. The Board of Directors desires to consolidate the remaining shares available under these three plans, by making them available for grant under one single plan, the Plan. The consolidation of the three plans into the Plan will result in greater efficiency in administration and provide for more flexibility in the types of awards that may be granted.

The Plan reserves 750,000 shares for issuance. The shares reserved for issuance will serve as the underlying value for all equity awards under the Plan.  Upon shareholder approval of the Plan, no further grants will be made under the 2004 Founder Stock Option Plan, the Director and Employee Stock Option Plan and the 2005 Equity Incentive Plan (collectively, the “Old Plans”).  The Old Plans shall remain in effect with respect to options and restricted stock awards previously granted.  The Board has not requested any additional shares for equity awards since the 2005 Equity Incentive Plan was approved by the shareholders.  Upon shareholder approval, the Plan will increase the number of shares available for equity compensation awards by 569,320 (750,000 – 180,680), since 180,680 are available for issuance under the Old Plans as of the date hereof and upon shareholder approval of the Plan, such shares will no longer be available under the Old Plans.

The dilutive impact of the additional shares that would be available under the Plan may be viewed as offset in part by 1st Century Bancshares’ repurchase of shares on the open market.  As of December 31, 2012, 1st Century Bancshares has repurchased approximately 1.8 million shares at an average price that is below 1st Century Bancshares’ book value per share.

In addition, the Board believes the Plan is necessary to give 1st Century Bancshares the ability to (i) attract and retain qualified key employees, non-employee directors and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to 1st Century Bancshares’ success, and (iv) align the interests of plan participants with those of 1st Century Bancshares’ shareholders.  Without the ability to grant equity-based awards for these purposes, we may not remain competitive for qualified executives and employees, non-employee directors and consultants, particularly against similar companies vying for a limited talent pool.  The Plan contains a number of provisions that the Board believes are consistent with the interests of shareholders and sound corporate governance practices. These include:

•	Individual Grant Limits. No participant may be granted Awards in any one year more than an aggregate of 100,000 shares.

•	No annual "Evergreen" Provision. The Plan provides for a fixed allocation of shares, thereby requiring shareholder approval of any additional allocation of shares.

•
No Discounted Stock Options. The Plan prohibits the grant of a stock option with an exercise price of less than the fair market value of the closing price of 1st Century Bancshares’ common stock on the date the stock option is granted.

•
Independent Committee. The Plan will be administered by the Compensation Committee of the Board of Directors, which consists of "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and meets the current NASDAQ standard of directors' independence.

 Background

The Plan provides for grants of stock options, stock appreciation rights (“SARs”), stock awards and restricted stock units (sometimes referred to individually or collectively as “Awards”) to officers, employees, non-employee directors and consultants of 1st Century Bancshares and its subsidiaries. Stock options may be either “incentive stock options” (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options (“NQSOs”).

Plan Administration; Amendment and Termination

The Compensation Committee of the Board of Directors (the “Administrator”) shall administer the Plan in accordance with applicable law. The Administrator may, amend, suspend or terminate any portion of the Plan for any reason, but must obtain shareholder consent for any material plan amendment to the extent necessary to comply with applicable laws, rules or regulations, and the consent of affected plan participants if any such action alters or impairs any obligations regarding Awards that have been granted.  No Award may be granted under the Plan after March 25, 2023.  However, this will not affect Awards granted under the Plan prior to March 25, 2023.

Reversion of Shares to the Plan

When Awards made under the Plan expire or are forfeited, the underlying shares will become available for future Awards under the Plan. In addition, any shares that are not issued upon the exercise of an Award shall also become available for future Awards under the Plan.  Shares awarded and delivered under the Plan may be authorized but unissued, or reacquired shares.

Eligibility for Awards

Employees, officers, non-employee directors and consultants of 1st Century Bancshares or its subsidiaries may be granted Awards under the Plan.  The Administrator determines which individuals will receive Awards, as well as the number and composition of each Award.  Awards under the Plan may consist of a single type or any combination of the types of Awards permissible under the Plan as determined by the Administrator (or by the full Board of Directors in the case of Awards to non-employee directors). These decisions may be based on various factors, including a participant’s duties and responsibilities, the value of the participant’s past services, his/her potential contributions to 1st Century Bancshares’ success, and other factors.

Exercise Price Limitations

The Administrator will determine the exercise price for the shares underlying each Award on the date the Award is granted. The exercise price for shares under an ISO may not be less than 100% of the fair market value on the date the Award is granted under Code Section 422. Similarly, under the terms of the Plan the exercise price for SARs and NQSOs may not be less than 100% of the fair market value on the date of grant. There is no minimum purchase price prescribed for stock awards or restricted stock units awarded under the Plan.

Award Exercise; Payment of Exercise Price

The Administrator will determine when Awards become exercisable. However, no Award may have a term longer than 10 years from the date of grant unless otherwise approved by 1st Century Bancshares’ shareholders, and no Award may be exercised after expiration of its term.  Payment for any shares issued upon exercise of an Award shall be specified in each participant’s award agreement, and may be made by cash, check, cash-less or net exercise or other means specified in the Plan.

Tax Withholding

1st Century Bancshares shall have the right to deduct or withhold or require a participant to remit to 1st Century Bancshares an amount sufficient to satisfy federal, state, local and any applicable foreign taxes (including FICA obligations, if applicable) required to be withheld with respect to the grant, exercise or vesting of any Award.

Effect of Termination, Death, or Disability

If a participant’s employment or consulting arrangement terminates for any reason, vesting will stop as of the effective termination date, and all unvested awards as of such date shall immediately terminate. Participants generally have three months from their termination date to exercise vested unexercised options and SARs before they expire. Longer post-termination exercise periods apply in the event the termination of employment or cessation of service results from death or disability, in the case of NOSOs and SARs. If a participant is dismissed for “cause,” the right to exercise shall generally terminate five business days following written notice from 1st Century Bancshares.

Non-Transferability of Awards

Unless otherwise determined by the Administrator, Awards granted under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised by the participant only during the participant’s lifetime.

Stock Appreciation Rights

Upon exercise of a SAR, a participant shall be entitled to receive (whichever is specified in the Award Agreement) from 1st Century Bancshares either (a) a cash payment in an amount equal to (x) the difference between the fair market value of a share on the date of exercise and the SAR exercise price, multiplied by (y) the number of shares with respect to which the SAR is exercised, or (b) a number of shares by dividing such cash amount by the fair market value of a share on the exercise date.  Under the Plan, SARs may be settled in shares or cash and must be granted with an exercise price not less than 100% of the fair market value on the date of grant. For example, assume a participant is granted 100 SARs at an exercise price of $10 and the Award agreement specifies that the net gain will be settled in shares, not cash.  Also assume that the SARs are exercised when the underlying shares have a fair market value of $20 per share.  Upon exercise of the SARs, the participant is entitled to receive 50 shares [(($20-$10)*100)/$20]

Stock Awards

The Plan also permits 1st Century Bancshares to grant stock awards. The Administrator has discretion to establish periods of restriction during which shares awarded remain subject to forfeiture or 1st Century Bancshares’ right to repurchase if the participant’s employment terminates for any reason (including death or disability). Restrictions may be based on the passage of time, the achievement of specific performance objectives, or other measures as determined by the Administrator in its discretion. Stock Awards may be granted for past services with no restrictions.  During periods of restriction, a participant has the right to vote his/her restricted stock and to receive distributions and dividends, if any, but may not sell or transfer any such shares.

Restricted Stock Units

The Plan also permits 1st Century Bancshares to grant restricted stock units that are payable in 1st Century Bancshares shares or in cash.  Each restricted stock unit is equivalent in value to one share of 1st Century Bancshares’ common stock.  Depending on the number of restricted stock units that become vested at the end of the performance period, the equivalent number of shares are payable to the participant, or the equivalent value in cash.  The restricted stock units may be vested upon the attainment of performance goals or based on continued service.

Changes in Capitalization; Change of Control

The Plan provides for exercise price and quantity adjustments if 1st Century Bancshares declares a stock dividend or stock split. Also, vesting or restriction periods may be accelerated if 1st Century Bancshares merges with another entity that does not either assume the outstanding Awards or substitute equivalent Awards.  The Company has employment arrangements with certain executive officers that provide for accelerated vesting of awards upon a termination of employment without cause or resignation with good reason following a change of control.

Participation in the Plan

Except as otherwise provided in the Plan, the grant of Awards is subject to the discretion of the Administrator. No determinations have been made with respect to future awards under the Plan.

U.S. Federal Income Tax Consequences

Option Grants

Options granted under the Plan may be either ISOs, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code (IRC), or NQSOs, which are not intended to meet those requirements.

Non-Qualified Stock Options

No taxable income is recognized by a participant upon the grant of an NQSO. Generally, the participant will recognize ordinary income in the year in which the option is exercised. The amount of ordinary income will equal the difference between the fair market value of the purchased shares on the exercise date compared to the grant date fair market value. 1st Century Bancshares and the participant are required to satisfy the tax withholding requirements applicable to that income, unless the participant is a non-employee director or consultant, in which case tax withholding is not required. 1st Century Bancshares will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to exercised NQSOs.

Incentive Stock Options

No taxable income is recognized by a participant upon the grant of an ISO. Generally, the participant will not recognize ordinary income in the year in which the option is exercised, although the participant’s gain from exercise may be subject to alternative minimum tax. If the participant sells the underlying shares acquired from the option within two years after the option grant date or within one year of the option exercise date, gain on that premature, “disqualifying” disposition will be treated as ordinary income to the extent of the lesser of: (1) the fair market value of the stock on the date of exercise minus the grant price, or (2) the amount realized on the disposition minus the grant price. 1st Century Bancshares will be entitled to an income tax deduction that equals the amount of the participant’s compensatory ordinary income. If the participant does not make a disqualifying disposition, then 1st Century Bancshares will not be entitled to a tax deduction.

Stock Appreciation Rights

No taxable income is recognized by a participant upon the grant of a SAR. The participant will recognize ordinary income in the year in which the SAR is exercised. The amount of ordinary income will be the fair market value of the shares received or the cash payment. 1st Century Bancshares and the participant are required to satisfy the applicable tax withholding requirements, unless the participant is a non-employee director, where in such case tax withholding is not required. 1st Century Bancshares will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to exercised SARs.

Stock Awards

The tax principles applicable to the issuance of shares under the Plan will be substantially the same as those summarized above for the exercise of non-qualified stock options in that they are both governed by Section 83 of the Code. When shares are granted with no restrictions, the participant will have ordinary income equal to the difference between the fair market value of the shares on the grant date and any amount paid for the shares, if any.  If shares are granted with restrictions, such income tax treatment applies on the date the restrictions lapse (the “vesting” date) based on the fair market value of the shares on the vesting date, unless the participant made an 83(b) election within 30 days of the date of grant to include as ordinary income in the year of the grant, an amount equal to the difference between the fair market value of the granted shares on the grant date and any amount paid for the shares. If the IRC Section 83(b) election is made, the participant will not recognize any additional compensation income when the restriction lapses, but may have capital gain income or loss upon sale of the shares. 1st Century Bancshares will be entitled to an income tax deduction equal to the ordinary income recognized by the participant in the year in which the participant recognizes such income.

Restricted Stock Units

Generally, a plan participant who is granted restricted stock units will recognize ordinary income in the year payment occurs.  The income recognized will generally be equal to the fair market value of the shares received or to the cash payment.  1st Century Bancshares will generally be entitled to an income tax deduction equal to the income recognized by the participant on the payment date for the taxable year in which the ordinary income is recognized by the participant.

Deductibility of Executive Compensation

1st Century Bancshares intends that any compensation deemed paid by 1st Century Bancshares in connection with the exercise of both ISOs and NQSOs granted with exercise prices equal to the fair market value of the shares on grant date will qualify as performance-based compensation not subject to IRC Section 162(m) $1 million limitation per covered individual on the deductibility of compensation paid to certain executive officers of 1st Century Bancshares. A number of requirements must be met in order for particular compensation to so qualify, so there can be no assurance that such compensation under the Plan will be fully deductible in all circumstances.

Shareholder Approval of Equity Compensation Plans

The following table provides information as of December 31, 2012 regarding securities issued under our equity compensation plans that were in effect during fiscal 2012.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,179,373	$5.93	318,680
Equity compensation plans not approved by security holders	-	-	-
Total	1,179,373	$5.93	318,680

On March 6, 2013, the Board of Directors, upon the recommendation of the Compensation Committee, approved an aggregate restricted stock grant of 138,500 shares to various employees of 1st Century Bancshares from the shares remaining available for issuance under the 2005 Equity Compensation Plan. The grant date of these awards is April 30, 2013 and the awards were approved as long-term incentive awards for employee performance during 2012.

Shareholder Approval; Vote Required

The affirmative vote of a majority of the votes represented and entitled to vote at the Annual Meeting is required for the approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 1ST CENTURY BANCSHARES, INC. 2013 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 4:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are seeking advisory (non-binding) stockholder approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement.

As described in the section entitled "Compensation Discussion and Analysis" beginning on page 25 of this proxy statement, 1st Century Bancshares’ goal for its executive compensation program is to align the interests of our executive officers with the interests of 1st Century Bancshares and its stockholders, as well as to attract and retain talent and motivate them to achieve specific short and long-term strategic objectives.  1st Century Bancshares believes that its executive compensation program satisfies these goals. 1st Century Bancshares requests advisory (non-binding) stockholder approval of the compensation of 1st Century Bancshares’ Named Executive Officers as disclosed in this proxy statement pursuant to the SEC's executive compensation disclosure rules.

This proposal, commonly known as a "Say-On-Pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures relating to our Named Executive Officers described in this proxy statement. Accordingly, your advisory vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our Named Executive Officers.

As an advisory vote, this proposal is not binding upon the Board of Directors or 1st Century Bancshares. However, the Compensation Committee, which is responsible for designing and administering 1st Century Bancshares’ executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5:
FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are seeking advisory stockholder approval of the frequency of advisory stockholder votes on the compensation of our Named Executive Officers, also commonly referred to as a “Say-When-On-Pay” proposal. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two, or three years.

After careful consideration of this proposal, the Board of Directors has determined that an advisory vote on the compensation of our Named Executive Officers that occurs every three years is the most appropriate alternative for 1st Century Bancshares, and therefore our Board of Directors recommends that you vote for a three-year interval for the advisory vote on the compensation of our Named Executive Officers.  As described in the section entitled "Compensation Discussion and Analysis" beginning on page 25 of this proxy statement, our executive compensation program is designed with a focus on long-term stockholder value creation. The Board of Directors intends that the program be responsive to stockholder interests, but is concerned that annual votes on the program could foster a short-term focus and undermine some of the program's most thoughtful features.

A triennial vote will allow stockholders to evaluate the effects of any changes to compensation plans and programs. Since long-term stockholder value creation is measured over a time frame longer than one year, the effects of changes made during a year, particularly those correlated to corporate performance, will not typically be evident in time for the stockholders to consider as they vote at the following year's annual meeting.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting. Although the advisory vote is non-binding, our Board of Directors values the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of advisory votes on the compensation of our Named Executive Officers. However, because this vote is advisory and not binding on the Board of Directors or 1st Century Bancshares, the Board of Directors may decide that it is in the best interests of our stockholders and 1st Century Bancshares to hold an advisory vote on the compensation of our Named Executive Officers more or less frequently than the option approved by our stockholders. A frequency vote similar to this will occur at least once every six years.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF “3 YEARS” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Guidelines

Our Board of Directors has a standing Nominating and Corporate Governance Committee.  The Board of Directors is committed to fostering good business practices, transparency in financial reporting and active oversight of our financial condition, results of operation and management.  Our Board of Directors has adopted corporate governance guidelines that provide for, among other things:

•	A Board of Directors consisting predominantly of non-management directors and a substantial majority of whom are independent directors;

•	Periodic executive sessions of non-management directors;

•	A Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee consisting entirely of independent directors;

•	An annual self-evaluation process for the Board of Directors and its committees;

•	Director education and orientation; and

•	Ethical conduct by our directors and adherence to a duty of loyalty to 1st Century Bancshares.

Board Qualification and Selection Process

It is the view of our Nominating and Corporate Governance Committee that the members of our Board of Directors should possess the highest personal and professional ethics and integrity and be devoted to representing the best interests of 1st Century Bancshares and its stockholders.  Members of the Board of Directors are expected to act in a manner consistent with the duties of care and loyalty owed to 1st Century Bancshares.  Other factors significant to a director’s qualification for membership on our Board of Directors include background and experience working for or serving on the board of directors of commercial and community banks or other corporate and not-for-profit board of directors, an ability to serve as a significant and active resource for referrals and business development and an ability to work together with other members of the Board of Directors.

While the Board of Directors does not have a formal policy with respect to the requisite qualities desired when identifying nominees for directors, the Nominating and Corporate Governance Committee works in conjunction with the Board of Directors on an annual basis to maintain the appropriate board composition by assessing the skills and characteristics required of members of the Board of Directors relative to those then represented on the Board of Directors, with the objective of having a Board of Directors with diverse skills, perspectives, backgrounds and experience, and consistent with applicable NASDAQ and regulatory requirements. For example, 1st Century Bancshares’ current directors have experience in the following industries: legal services, financial services, insurance, medicine, construction, escrow services and real estate. This diversity of backgrounds and experiences benefits 1st Century Bancshares and is reflective of the types of businesses we serve.

In recommending proposed nominees to the full Board of Directors, the Nominating and Corporate Governance Committee is charged with maintaining a Board of Directors that has the diverse mix of skills, perspectives, backgrounds and experience needed to oversee 1st Century Bancshares’ achievement of its business objectives and to facilitate robust debate and broad thinking on strategies and tactics pursued by 1st Century Bancshares. If in the course of the assessment process it is determined that the involvement of individuals with additional skills, perspectives, backgrounds or experiences would benefit 1st Century Bancshares, the Nominating and Corporate Governance Committee will initiate a search and screening process to identify nominee candidates that possess such skills, perspectives, backgrounds and experiences, seeking input from other Board members.

Consideration of Stockholder Nominees

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on our Board of Directors.  The Nominating and Corporate Governance Committee will consider nominees recommended by our stockholders provided that the recommendation is made in compliance with the terms and conditions of our Bylaws. Candidates recommended by stockholders that comply with the procedures set out in our Bylaws will receive the same consideration that candidates recommended by the Nominating and Corporate Governance Committee receive.

 Our Bylaws provide for the nomination of directors in the following manner:

“Section 5. Nominations and Proposals. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at any Annual Meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 5.

For nominations or other business to be properly brought before an Annual Meeting of stockholders by a stockholder pursuant to clause (c) of the preceding sentence, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business (a) must otherwise be a proper matter for stockholder action under applicable law, (b) must not, if implemented, cause the Corporation to violate any applicable state, federal or foreign law or regulation, each as determined in good faith by the Board of Directors and (c) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as defined below), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination(s), have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee(s) proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and (d) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 5, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. No person may be appointed, nominated or elected a director of the Corporation unless such person, as of the time of the notice of nomination provided for pursuant to this Section 5 and as of the time of appointment or election, would then be able to serve as a director without conflicting in any manner with any applicable state, federal or foreign law or regulation, as determined in good faith by the Board of Directors.

To be timely, a stockholder’s notice shall be delivered to and received by the Secretary at the principal executive offices of the Corporation (a) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, or (b) not later than the close of business on the 45th calendar day, nor earlier than the close of business on the 75th calendar day, prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting, whichever period described in clause (a) or (b) of this sentence occurs first; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting, any notice by the stockholder of business or the nomination of directors for election or reelection to be brought before the annual meeting to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; provided, further, that in the event the number of directors constituting the entire Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the date on which the Corporation first mailed to stockholders notice of the preceding year’s annual meeting, a stockholder’s notice required under this Section 5 shall also be considered timely, but only with respect to nominees for new directorships created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of a stockholder meeting commence a new time period for the giving of a stockholder’s notice as described above.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) (the “Exchange Act”) and Rule 14a-11 thereunder (or any successor thereto) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a written statement executed by such person acknowledging that as a director of the Corporation, such person will owe a fiduciary duty under the DGCL exclusively to the Corporation and its stockholders and (iii) such other information as the Corporation may reasonably require to determine the qualifications of such proposed nominee to serve as a director of the Corporation, (b) as to each person whom the stockholder proposes to nominate for election or reelection as a director, a certification by such stockholder and such nominee that such nominee is eligible to serve as a director in accordance with this Section 5 as of the date of the notice of nomination and will be eligible to serve as a director in accordance with this Section 5 as of the time of the election, (c) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (d) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Corporation’s books, of the stockholder, such beneficial owner, and any other stockholders and beneficial owners known by such stockholder or such beneficial owner to be supporting such proposed business or nominees, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination(s), a sufficient number of holders of the Corporation’s voting shares to elect such nominee(s) (an affirmative statement of such intent, a “Solicitation Notice”) and (iv) a copy of any such Solicitation Notice.

For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

At a Special Meeting of stockholders, only such business as is set forth in the Corporation’s notice of meeting shall be conducted at the meeting. Nominations of persons for election to the Board of Directors may be made at a Special Meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph and who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this paragraph. In the event the Corporation calls a Special Meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by the fourth paragraph of this Section 5 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such Special Meeting and not later than the close of business on the later of the 90th day prior to such Special Meeting or the 10th day following the day on which public announcement is first made of the date of the Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a Special Meeting commence a new time period for the giving of a stockholder’s notice.

Notwithstanding any provision herein to the contrary, (a) no business shall be conducted at a stockholders meeting except in accordance with the procedures set forth in this Section 5 and (b) only persons nominated in accordance with the procedures set forth in this Section 5, and who meet the eligibility requirements set forth in this Section 5, shall be eligible for election as directors. The officer of the Corporation presiding at a meeting of stockholders shall, if the facts warrant, determine that the business or the nomination, as the case may be, was not properly brought before the meeting in accordance with the procedures prescribed by these bylaws and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted and any such nomination shall not stand for election or reelection.

In addition to and not to the exclusion of the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to matters set forth in this Section 5. Nothing in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.”

In evaluating potential nominees, the Nominating and Corporate Governance Committee will look at the factors described above under the heading “Board Qualification and Selection Process.” For those candidates who meet the criteria, the Board of Directors will conduct a due diligence review and interview the candidate, if he or she is not already known to the Nominating and Corporate Governance Committee.

Executive Sessions

In 2012, two executive sessions of non-management directors were held.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors, including any committee of the Board of Directors or individual directors, by writing to the following address:

Jason P. DiNapoli, Corporate Secretary
1st Century Bancshares, Inc.
1875 Century Park East, Suite 1400
Los Angeles, California 90067
(310) 270-9500

All communications sent to the Board of Directors will be communicated with the entire Board of Directors unless the Chairman of the Board reasonably believes communication with the entire Board of Directors is not appropriate or necessary or unless the communication is addressed solely to a specific committee or an individual director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, as well as persons who own more than ten percent of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Directors, executive officers and greater-than-ten percent stockholders are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended. Based solely on a review of copies of reports furnished to us and on written representations by certain directors and executive officers received by us that we will maintain for two years, we believe that all of our directors and executive officers, as well as persons who own more than ten percent of our common stock, filed all required reports on a timely basis during 2012.

Code of Ethics

We expect all of our directors, executive officers and employees to adhere to the highest standards of ethics and business conduct with each other, customers, stockholders and communities we serve, and to comply with all applicable laws, rules and regulations that govern our business.  We have adopted a Code of Ethics that applies to all of 1st Century Bancshares directors, officers and employees.  We will provide any person without charge a copy of our Code of Ethics upon our receipt of a written request addressed to our Corporate Secretary, Jason P. DiNapoli, at 1875 Century Park East, Suite 1400, Los Angeles, California 90067.

The Board of Directors

The Board of Directors oversees our business and monitors the performance of management.  With the exception of our Chairman, Alan I. Rothenberg and our President, Chief Operating Officer & Corporate Secretary, Jason P. DiNapoli who are employed by 1st Century Bancshares or 1st Century Bank, the Board of Directors keep themselves informed through, among other things, discussions with the Chief Executive Officer and other key executives, by reading reports and other materials that we send to them and by participating in Board of Directors and committee meetings.

The Board of Directors held six meetings during 2012. Each incumbent director, with the exception of Eric M. George and Lewis N. Wolff attended at least 75% of the total number of meetings of the Board of Directors plus meetings of the standing committees on which that particular director served.  Directors are expected to attend the Annual Meeting, unless they have good cause for not doing so. A director who is unable to attend the Annual Meeting is expected to provide prior notice to the Chairman of the Board.

Board Leadership Structure

Our Board of Directors has carefully considered the critical issue of Board leadership, and after due deliberation, has adopted a flexible policy as to whether the positions of Chairman and Chief Executive Officer should be separate or combined. This policy allows the Board of Directors to evaluate regularly whether 1st Century Bancshares is best served by having the Chief Executive Officer or another director hold the position of Chairman, and enables the Board of Directors to make the determination based on current needs and the particular skill sets that are available at the time. If the position of Chairman is not held by an independent director, an independent lead director is elected.

At this time, the Board of Directors believes there are a number of important advantages to combining the positions of Chairman and Chief Executive Officer and that it is currently in the best interests of 1st Century Bancshares and its stockholders to do so. The current Chief Executive Officer, Mr. Rothenberg, is the director most familiar with our business and industry and is best situated to lead discussions on important matters affecting the business of 1st Century Bancshares. Mr. Rothenberg has a unique depth of knowledge and experience that contributes to his effective leadership and unified vision in the combined role of Chairman and Chief Executive Officer. Additionally, combining the Chief Executive Officer and Chairman positions creates a firm link between management and the Board of Directors and promotes the development and implementation of corporate strategy.

As part of its commitment to strong corporate governance practices and Board independence, the Board of Directors has also appointed an independent lead director, currently Mr. Alan D. Levy.  The Board of Directors believes that an independent lead director is an excellent complement to our current leadership structure with the Chairman and Chief Executive Officer positions combined. The independent lead director’s role includes, presiding over Executive Sessions of the Board of Directors, consulting with the Chairman regarding Board of Directors meeting agendas, and, if necessary, acting as a liaison between the Chairman and the independent directors.

The Board of Directors believes that there is no one best leadership structure model that is most effective in all circumstances. The Board of Directors has retained the authority to separate the position of Chairman and Chief Executive Officer in the future if such change is determined to be in the best interests of 1st Century Bancshares. Thus, the Board of Directors remains flexible and committed to a strong corporate governance principles and processes and Board independence.

Board Role in Risk Oversight

The Board of Directors is responsible for the review and approval of 1st Century Bancshares’ risk assessment process. At least quarterly the results of 1st Century Bancshares’ assessment are presented to the full Board of Directors.  Management is responsible for the day-to-day management of these risks and the respective departmental heads report the results of these assessments directly to the Board of Directors.  The Board of Directors discusses with management reputational, credit, financial, legal, regulatory, market, and operational risk as it reviews the risk assessment.  The Senior Risk Officer also reviews material variances from target risk ranges, risk tolerance levels and other possible high risk matters.

The Committees of the Board of Directors

The Board of Directors may delegate portions of its responsibilities to committees of its members.  Standing committees of the Board of Directors meet at regular intervals to attend to their particular areas of responsibility.  Our Board of Directors has three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.  The following is a brief description of each committee:

Audit Committee.  Our Audit Committee is a standing committee appointed by our Board of Directors to oversee the processes of our accounting and financial reporting, our audits and our financial statements.  The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available on the 1st Century Bancshares’ website (www.1cbank.com). The charter is reviewed annually with input from our outside counsel and may be changed to keep abreast of current regulations and changes in duties.

The members of the Audit Committee are Stanley R. Zax (Chairperson), Barry D. Pressman, M.D and Robert A. Moore. Each member is an “independent director,” as defined by the NASDAQ Marketplace Rules. In addition, our Board of Directors has determined that Stanley R. Zax qualifies as an “audit committee financial expert,” as defined under the SEC rules and “independent” as independence for audit committee members is defined in the NASDAQ Marketplace Rules. The Audit Committee held four meetings during 2012. As stipulated in our Audit Committee charter, the Audit Committee shall be comprised of three or more “independent” directors with the appropriate financial acumen.

The Audit Committee’s authorities and responsibilities are set forth in the Audit Committee charter, and include, but are not limited to:

•	appointing, retaining, compensating and overseeing our independent auditors;

•	pre-approving all auditing services and permitted non-audit services to be performed for us by the independent auditors;

•	reviewing the independence of our auditors;

•	reviewing and approving any and all related party transactions;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing with the independent auditors and the internal auditor the adequacy of our system of internal controls;

•	meeting with the independent auditors to discuss the scope of the annual audit and the procedures to be followed;

•	reviewing with the independent auditors at the completion of the annual audit the results of the audit and their report issued in connection with the audit; and

•	providing us with the report of the audit committee with respect to the audited financial statements required to be included in our annual proxy materials under the federal securities laws.

Compensation Committee.  Our Compensation Committee is a standing committee appointed by our Board of Directors to oversee our compensation and employee benefit plans and practices, including our executive compensation plans and our incentive-compensation and equity-based plans.  The Compensation Committee has a charter, which is available on the 1st Century Bancshares’ website (www.1cbank.com). This charter is reviewed annually with input from our outside counsel and may be changed to keep abreast of current regulations and changes in duties.

The members of the Compensation Committee are Eric M. George (Chairperson), Alan D. Levy and Nadine I. Watt. Each member is an “independent director,” as defined by the NASDAQ Marketplace Rules.  The Compensation Committee held two meetings during 2012.

The Compensation Committee’s responsibilities include, but are not limited to:

•
evaluating annually the performance of our Chairman of the Board and Chief Executive Officer and our President, Chief Operating Officer, and Corporate Secretary as well as setting compensation based on the evaluation;

•	determining the appropriate level of compensation for our other executive officers;

•
reviewing all incentive-compensation and equity-based plans and adopting or amending, or recommending that our Board of Directors adopt or amend, such plans as the Compensation Committee deems appropriate; and

•
evaluating annually the appropriate level of compensation for service by non-employee members of our Board of Directors and, based upon such evaluation, recommending to the Board of Directors the level of compensation that the Compensation Committee deems appropriate.

The Compensation Committee evaluates our executive compensation program to make sure our program is competitive with others in the marketplace.  A discussion of 1st Century Bancshares market review is contained below under the heading “The Elements of Compensation.”  The Compensation Committee may delegate its authority to others within the organization if it deems necessary, but has not done so.  Our Chief Executive Officer and President participate, when requested to do so, in determining or recommending the amount and form of executive and director compensation (except with respect to their own compensation).

 Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee is a standing committee appointed by our Board of Directors to assist the Board of Directors with identifying individuals qualified to become Board members, to take a leadership role in shaping the corporate governance policies and practices of 1st Century Bancshares, and to recommend to the Board of Directors director nominees for each committee. The Nominating and Corporate Governance Committee has a charter which is available on the 1st Century Bancshares’ website (www.1cbank.com). The charter is reviewed annually with input from our outside counsel and may be changed to keep abreast of current regulations and changes in duties.

The members of the Nominating and Corporate Governance Committee are Eric M. George (Chairperson), Alan D. Levy and Nadine I. Watt. Each member is an “independent director,” as defined by the NASDAQ Marketplace Rules.  The Nominating and Corporate Governance Committee held two meetings during 2012.

How We Compensate Directors

During the year ended December 31, 2012, each non-employee director received fees in the amounts set forth in the table below.  The Board of Directors may authorize the payment of such fees in the future, if the fees appear to be appropriate. During 2012, each non-executive director received $12,000 in fees.

Under our Equity Incentive Plan, all non-employee directors were granted restricted stock in the amounts set forth in the footnotes to the table below.  All such restricted stock will be vested at the latest in November 2014.

The table below summarizes the compensation we paid to non-employee directors for the year ended December 31, 2011.

Director Compensation*

Name	Fees earned or paid in cash ($)		Stock Awards ($)(1)	All Other Compensation ($)		Total ($)

William W. Brien, M.D.	$12,000		10,000	$	---	$22,000

Dave Brooks	12,000		10,000		---	22,000

Joseph J. Digange	22,000	(2)	---		---	22,000

Eric M. George	12,000		10,000		---	22,000

Alan D. Levy	12,000		10,000		---	22,000

Robert A. Moore	12,000		10,000		---	22,000

Barry D. Pressman, M.D.	12,000		10,000		---	22,000

Nadine I. Watt	12,000		10,000		---	22,000

Lewis N. Wolff	12,000		10,000		---	22,000

Stanley R. Zax	12,000		10,000		---	22,000

* No option awards were paid to non-employee directors.

(1) The annual stock award to directors was based on the closing price of a share of our common stock on The NASDAQ Capital Market as of the grant date. The aggregate amount of stock awards outstanding at December 31, 2012 is set forth in the footnotes to the Security Ownership of Management and Certain Beneficial Owners table above.
(2) In addition to a $12,000 fee, Mr. Digange also received $10,000 in cash in lieu of restricted stock awards.

Audit Committee Report

The following Audit Committee Report does not constitute “soliciting material” and shall not be deemed to be “filed” or “incorporated by reference” into any other 1st Century Bancshares filings under the Securities Act of 1993, as amended, and the Securities Exchange Act of 1934, as amended, and as adopted by the SEC, except to the extent we specifically incorporate this report by reference.

The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of 1st Century Bancshares.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of financial statements in accordance with generally accepted accounting principles.  1st Century Bancshares’ independent registered public accounting firm is responsible for auditing those financial statements.  The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee relies, without independent verification, on the information provided to it by management, the internal auditors and the independent registered public accounting firm.

In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and Crowe Horwath LLP, 1st Century Bancshares’ independent registered public accounting firm.  Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and Crowe Horwath LLP.  The Audit Committee discussed with Crowe Horwath LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees).  The Audit Committee manages 1st Century Bancshares’ relationship with its independent registered public accounting firm (who report directly to the Audit Committee).

The Audit Committee also obtained from Crowe Horwath LLP the written disclosures and the letter describing all relationships between 1st Century Bancshares and the accountants that bear on the accountants’ independence consistent with the Public Company Accounting Oversight Board’s Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee discussed with the independent accountants any relationships that may impact the firm’s objectivity and independence and satisfied itself as to the accountants’ independence.

Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of 1st Century Bancshares’ audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

Respectfully submitted by the members of the Audit Committee:

THE AUDIT COMMITTEE Stanley R. Zax, Chairman Barry D. Pressman, M.D. Robert A. Moore

Certain Relationships and Related Transactions, and Director Independence

There are no existing or proposed material transactions between us and any of our executive officers, directors, or beneficial owners of 5% or more of our common stock, or the immediate family or associates of any of the foregoing persons, except as indicated below.

Since 1st Century Bancshares’ inception, it has leased office space for its main branch office and executive offices at 1875 Century Park East from 1875/1925 Century Park East Company, a California general partnership.  The president of this partnership is Nadine Watt.  Ms. Watt is a member of 1st Century Bancshares’ Board of Directors, as well as a member of its Compensation Committee.  Ms. Watt joined the Board in May 2008.  During 2012, 1st Century Bancshares signed an extension of this lease to expire in November 2024.  As of December 31, 2012, the remaining aggregate lease payments in connection with this lease were approximately $8.4 million.  In the opinion of the Board of Directors, this transaction is in the best interests of 1st Century Bancshares and its stockholders and has occurred on terms comparable to those available from other providers of similar products who have no relationship with 1st Century Bancshares.

Some of our directors and executive officers and members of their immediate families, as well as the companies with which such directors and executive officers are associated, are customers of, and have had banking transactions with us in the ordinary course of business, and we anticipate having banking transactions with such persons in the future. In the opinion of our management, all loans and commitments to lend included in such transactions were made in compliance with applicable laws, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties of similar creditworthiness and did not involve more than a normal risk of collectability or present other unfavorable features.  At December 31, 2012, the total commitments were $1.4 million and the outstanding balances for these loans were $793,000. None of these loans are classified as nonaccrual, past due, restructured or potential problems.

The following is a summary of loan activity on such loans for the year ended December 31, 2012:

(in thousands)
Beginning Balance	$987
Credits granted	23
Repayments	(217)
Ending Balance	$793

1st Century Bancshares maintains a written Conflict of Interest/Code of Ethics Policy and Procedures (the “Policies and Procedures”). The Audit Committee is responsible for reviewing and recommending action to the Board of Directors with respect to any proposed material transactions with parties related to 1st Century Bancshares. The types of transactions covered by the Policies and Procedures include those that are covered by Item 404(a) of Regulation S-K, those that involve an outside influence that could result in the loss of objectivity by officers or employees regarding business conducted with customers or other third parties that provide services to 1st Century Bancshares, as well as those that involve any personal activity or investment by an officer or employee that may exploit their position at 1st Century Bancshares. Related parties include any of our directors and executive officers, any person known to own more than 5% of our common stock, the immediate family members of any of the foregoing persons, and any corporation or other entity in which the foregoing persons are employed or are a general partner, principal or owner of greater than 5% of the entity’s stock.

To identify related party transactions, we require our directors and officers to complete Director & Officer Questionnaires annually to disclose any transactions with us in which the officer or director, their immediate family members or related entities have an interest.  We review related party transactions due to their potential to result in a conflict of interest.  A conflict of interest occurs when an individual’s private interest interferes or appears to interfere, in any way with the interests of 1st Century Bancshares.  We require all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify a supervisor or to report such conflict to the Audit Committee. When presented with a transaction that may involve a conflict of interest, the Audit Committee considers the particular facts and circumstances, and if necessary takes appropriate action commensurate with the potential or apparent conflict of interest.

We expect our directors, officers and employees to act and make decisions that are in the best interests of 1st Century Bancshares, to avoid situations that present a conflict or potential conflict between the interests of 1st Century Bancshares and their own personal interests, and to avoid taking any action that may make it difficult for them to perform their duties, responsibilities and services to 1st Century Bancshares in an objective and fair manner.

We have no knowledge of any material proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than 5% of our common stock, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Our Board of Directors consists of twelve members, ten of whom are independent within our director independence standards, which are consistent with the director independence standards of the NASDAQ Marketplace Rules.  Based on these standards, our Board of Directors determined that each of the following non-employee directors is independent and has no relationship with us except as a director and stockholder and/or holder of awards issued under our Equity Incentive Plan: Alan D. Levy, Barry D. Pressman, M.D., Dave Brooks, Eric M. George, Joseph J. Digange, Lewis N. Wolff, Nadine I. Watt, Robert A. Moore, Stanley R. Zax and William W. Brien.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has overall responsibility for establishing, implementing and monitoring the compensation structure, policies and programs of 1st Century Bancshares.  The Compensation Committee is responsible for assessing and approving the compensation structure and aggregate amount paid to the executive officers, other than our Named Executive Officers (defined below).  The Compensation Committee is responsible for an individual assessment of each Named Executive Officer’s compensation structure and total compensation and making recommendations with respect thereto to our Board of Directors for their consideration and approval.  The Board of Directors considers the recommendations of the Compensation Committee but has the discretion to make adjustments as it deems appropriate.  The Board of Directors must also approve all equity award grants recommended to it by the Compensation Committee. The Compensation Committee is responsible for determining whether the compensation paid to each of the individuals who served as 1st Century Bancshares Chief Executive Officer, Chief Operating Officer and Chief Financial Officer during 2012 (collectively, the “Named Executive Officers”), as well as our other executive officers, is fair, reasonable and competitive, and whether it serves the interest of 1st Century Bancshares and its stockholders.  The Compensation Committee’s Chairman regularly reports to the Board of Directors on Compensation Committee actions and recommendations.

Neither the Chief Executive Officer nor any other member of management has any involvement in any discussions with the Board of Directors or the Compensation Committee regarding the compensation of the Chief Executive Officer. The Compensation Committee has authority to retain (at 1st Century Bancshares’ expense) outside counsel, compensation consultants and other advisors to assist as needed.

With respect to the Named Executive Officers, this Compensation Discussion and Analysis identifies 1st Century Bancshares’ current compensation philosophy and objectives and describes the various methodologies, policies and practices for establishing and administering the compensation programs of the Named Executive Officers.

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation programs are those that align the interests of the executive with those of 1st Century Bancshares and its stockholders.  The Compensation Committee believes that a properly structured compensation program will attract and retain talented individuals and motivate them to achieve specific short and long-term strategic objectives.  Although the Compensation Committee believes that a significant percentage of executive pay should be based on the principles of pay-for-performance, it also recognizes that 1st Century Bancshares must have the ability to attract highly talented executives and believes that including elements of cash and short-term compensation support this important goal.  An important objective of the Compensation Committee is to ensure the compensation programs of the Named Executive Officers are competitive as compared to similar positions within our peer-group companies.  The Compensation Committee has identified 1st Century Bancshares peer-group companies to be banks and bank holding companies for California member banks, with comparable size, as measured through total assets, market capitalization and other financial measures of organizational scope and complexity, operating in comparable demographic regions (the “Compensation Peer Group”).  The Compensation Committee considers pay practices of the Compensation Peer Group with which it competes in the market for executive talent.  1st Century Bancshares executive compensation programs are designed to provide:

•	levels of base compensation that are competitive with the Compensation Peer Group;

•	annual incentive compensation that varies in a consistent manner with the achievement of individual performance objectives and financial results of 1st Century Bancshares; and

•	long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals.

In designing and administering its executive compensation programs, the Compensation Committee attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.  The Compensation Committee considers the pay practices of the Compensation Peer Group as one data point when determining the appropriate pay mix and compensation levels for our Named Executive Officers.  With respect to performance-based pay, the Compensation Committee believes that executive compensation should be closely tied to the financial and operational performance of 1st Century Bancshares, as well as to the individual performance and responsibility level of each Named Executive Officer. The Compensation Committee also believes there should be an equity-based component because it best aligns the executives’ interests with those of 1st Century Bancshares stockholders.  For purposes of retention, the Compensation Committee believes that the equity-based compensation should have meaningful conditions to encourage valued employees to remain in the employ of 1st Century Bancshares.  Finally, the Compensation Committee also considers other forms of executive pay (e.g., executive perquisites, supplemental executive retirement plans, and severance arrangements) as a means to attract, retain and motivate highly qualified executives.

The Elements of Compensation

Total direct compensation includes cash, in the form of base salary and annual incentives, and long-term equity incentives.  The Compensation Committee evaluates the mix between these three elements based on the pay practices of the Compensation Peer Group. During 2012, 1st Century Bancshares engaged EW Partners, Inc. to assess the compensation levels of its directors, Chief Executive Officer, and President, Chief Operating Officer and Corporate Secretary to ensure that compensation levels are reasonably competitive with market rates. The Compensation Committee also considers and reviews information from other relevant survey data.

The Compensation Committee strives to be fully informed in its determination of the appropriate compensation mix and award levels for the Named Executive Officers.  The Compensation Committee also carefully considers the opinions and recommendations of the Chief Executive Officer.  All compensation decisions are made with consideration of the Compensation Committee’s guiding principles of fairness to employees, retention of talented executives and fostering improved performance, which will ultimately benefit 1st Century Bancshares stockholders.  With respect to the Named Executive Officers, the following describes in detail the objectives and policies underlying the various elements of the compensation mix:

Base Salary

It is 1st Century Bancshares philosophy that employees should be paid a base salary that is competitive with the salaries paid by the Compensation Peer Group based on each employee’s experience and performance. Generally, 1st Century Bancshares has chosen to position cash compensation at close to market median levels for the Compensation Peer Group in order to remain competitive in attracting and retaining executive talent.

Each fiscal year, the Compensation Committee determines the target total annual cash compensation (salary and bonuses) for each Named Executive Officer.  Based on the practices of the Compensation Peer Group and several other factors, the Compensation Committee determines the appropriate allocation between salary and bonus for each Named Executive Officer.  There is a wide variety of factors the Compensation Committee considers in determining pay levels, as opposed to the decisions being based solely on market pay practices.  The Compensation Committee considers a combination of the individual executive’s performance, the performance of 1st Century Bancshares and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within 1st Century Bancshares, the scope of the executive’s responsibility (including risk management and corporate strategic initiatives), internal relationships and the current compensation package in place for that executive, including the executive’s current annual salary and potential bonus awards.

Annual Bonus

1st Century Bancshares intends to continue its strategy of compensating the Named Executive Officers through programs that emphasize performance-based incentive compensation. Annual bonuses are set to recognize and reward executive officers and other employees who contribute meaningfully to an increase in stockholder value, profitability and customer satisfaction.  The recipients of bonuses, including the Named Executive Officers, are paid on the basis of achieving and surpassing goals for themselves, their teams and 1st Century Bancshares as a whole. The goals established for Named Executive Officers are based upon the financial plan, which is approved annually by the Board of Directors.

Long-Term Incentive Awards

Long-term incentive awards are the third component of 1st Century Bancshares total compensation package. The Compensation Committee believes that equity-based compensation ensures that 1st Century Bancshares’ officers have a continuing stake in the long-term success of 1st Century Bancshares. 1st Century Bancshares 2005 Equity Incentive Plan (the “2005 Plan”) provides for a wide-variety of equity awards.

Options granted under the 2005 Plan typically vest over a four-year period, are granted with a ten-year term and have an exercise price equal to the fair market value of 1st Century Bancshares’ common stock on the date of grant.  Restricted stock awards typically vest over a one to five year period.  The restricted stock cannot be sold or transferred until the shares vest. Should a Named Executive Officer leave 1st Century Bancshares prior to the completion of the vesting schedule, the unvested portion of the grant is forfeited.

The Chief Executive Officer and the other Named Executive Officers participate in the 2005 Plan.  To further strengthen retention efforts and commitment levels, the Compensation Committee periodically grants awards under the 2005 Plan.  The Compensation Committee approved grants of restricted stock in fiscal year 2012 to Jason P. DiNapoli, our President, Chief Operating Officer and Corporate Secretary, Alan I. Rothenberg, our Chairman of the Board and Chief Executive Officer and Bradley S. Satenberg, our Executive Vice President and Chief Financial Officer. In fiscal year 2012, the Compensation Committee approved a restricted stock grant of 30,000 shares to Jason P. DiNapoli, 30,000 shares to Alan I. Rothenberg and 15,000 shares to Bradley S. Satenberg, each at its March 21, 2012 meeting to be granted on May 15, 2012.

Change-in-Control Arrangements

1st Century Bancshares has employment agreements with Alan I. Rothenberg and Jason P. DiNapoli, which require payouts upon the occurrence of certain significant events, including a change-in-control (as that term is defined in the employment agreements). The employment agreements entitle these Named Executive Officers to the separation pay discussed below under “Employment Arrangements.”  1st Century Bancshares has severance agreements with Bradley S. Satenberg, John Kevin Sampson and Bonnie E. Rubin, which require payouts upon the occurrence of certain significant events, including a change-in-control (as that term is defined in the severance agreements). The severance agreements entitle Ms. Rubin, Messrs. Satenberg and Sampson to the separation pay discussed below under “Potential Payments Upon Termination or Change-in-Control.”

Deferred Compensation

1st Century Bancshares does not sponsor, or otherwise make available, a deferred compensation plan for the Named Executive Officers.

Broad-Based Benefits Programs

The Named Executive Officers are entitled to participate in the benefits programs that are available to all full-time employees.  These benefits include health, dental, vision, and life insurance, paid vacation, and contributions to a 401(k) profit sharing retirement plan.

Administrative Policies and Practices

To evaluate and administer the compensation practices of the Chief Executive Officer and other Named Executive Officers, the Compensation Committee meets a minimum of two times per year at regularly scheduled Compensation Committee meetings.  The Compensation Committee also holds “special” meetings and meets telephonically to discuss extraordinary items (such as, the hiring or dismissal of a Named Executive Officer).  For fiscal year 2012, the Compensation Committee met a total of two times.  At the end of all meetings, non-management executive sessions are conducted, if and as deemed necessary by this committee.

Timing of Grants of Options and Restricted Stock

It is the Compensation Committee’s general practice to use May 15 and/or November 15 for purposes of establishing the “grant date” for stock options and restricted stock.  In all instances, the exercise price for stock options is set at the closing price of 1st Century Bancshares common stock on the grant date.

Stock Ownership Guidelines

Stock ownership guidelines for the Named Executive Officers have not been implemented by the Compensation Committee.  The Compensation Committee, however, will continue to periodically review best practices and re-evaluate whether stock ownership guidelines are consistent with the compensation philosophy of 1st Century Bancshares and with the stockholders’ interests.

Tax Deductibility of Executive Officer Compensation

Code Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit. 1st Century Bancshares plans to comply with the requirements of Section 162(m).  Accordingly, all grants made under 1st Century Bancshares plans in fiscal year 2012 qualify for the corporate tax deduction, and prospectively, the Compensation Committee will continue to carefully consider the impact of Code Section 162(m) in determining the appropriate pay mix and compensation levels for each of the Named Executive Officers.

The following table sets forth all compensation awarded to, earned by or paid for services received by our Named Executive Officers for the fiscal years ended December 31, 2011 and 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Award(s)($)(2)	All Other Compensation ($)(3)	Total($)

Alan I. Rothenberg, Chairman of the	2012	$292,500	$87,750	$145,500	$34,649	$560,399
Board & Chief Executive Officer	2011	235,212	25,000	102,600	26,496	389,308

Jason P. DiNapoli, President, Chief	2012	325,000	113,750	145,500	33,061	617,311
Operating Officer & Corporate Secretary	2011	261,347	25,000	102,600	31,954	420,901

Bradley S. Satenberg, Executive Vice	2012	218,333	60,016	72,750	30,395	381,495
President & Chief Financial Officer	2011	208,333	25,000	60,000	30,095	323,428

(1)	Represents cash incentive bonus awards earned in the indicated year but paid in the following year.
(2)
The amounts shown represent the aggregate grant date fair value of awards issued in accordance with ASC 718. Restricted stock awards are valued at the closing price on The NASDAQ Capital Market as of the grant date.

(3)	Represents the following perquisites and other personal benefits amounts:
•
Auto Allowance.  For the year ended 2012 this includes: $6,000 for Mr. DiNapoli and $14,400 for Mr. Satenberg.  For the year ended 2011 this includes: $6,000 for Mr. DiNapoli and $14,400 for Mr. Satenberg. No auto allowance was paid to Mr. Rothenberg.

•
Club Fees/Dues and Association Memberships. For the year ended 2012 this includes: $7,561 for Mr. Rothenberg and $9,600 for Mr. DiNapoli.  For the year ended 2011 this includes $9,690 for Mr. DiNapoli only.  No club fees or dues were paid to Mr. Satenberg.

•
401(k) Plan. Reflects amount of employer matching contribution to the Section 401(k) deferred compensation feature as outlined in 1st Century Bancshares’ 401(k) Plan.  For the year ended 2012 this includes: $10,000 for Mr. Rothenberg, $9,781 for Mr. DiNapoli and $8,633 for Mr. Satenberg.  For the year ended 2011 this includes: $9,408 for Mr. Rothenberg, $8,584 for Mr. DiNapoli and $8,333 for Mr. Satenberg.

Outstanding Equity Awards at Fiscal Year End

The following table lists the outstanding equity awards at December 31, 2012:

Options Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Alan I. Rothenberg	370,000	$5.00	2/24/14	3,334	(1)	$15,370
	307,573	8.01	8/15/15	6,250	(2)	28,813
				30,000	(3)	138,300
				30,000	(4)	138,300
				30,000	(5)	138,300
Jason P. DiNapoli	40,000	5.00	2/24/14	15,000	(6)	69,150
	7,500	8.75	4/19/15	12,500	(7)	57,625
				30,000	(3)	138,300
				30,000	(4)	138,300
				30,000	(5)	138,300
Bradley S. Satenberg	---	---	---	25,000	(8)	115,250
				15,000	(9)	69,150
				15,000	(10)	69,150

(1)	3,334 shares will vest in May 2013.
(2)	3,125 shares will vest in May 2013 and 3,125 shares will vest in May 2014.
(3)	15,000 shares will vest in May 2013, 7,500 shares will vest in May 2014 and 7,500 shares will vest in May 2015.

(4)	15,000 shares will vest in November 2014, 7,500 shares will vest in November 2015 and 7,500 shares will vest in November 2016.
(5)	15,000 shares will vest in May 2015, 7,500 shares will vest in May 2016 and 7,500 shares will vest in May 2017.
(6)	15,000 shares will vest in May 2013.
(7)	6,250 shares will vest in May 2013 and 6,250 shares will vest in May 2014.
(8)	12,500 shares will vest in May 2013, 6,250 shares will vest in May 2014 and 6,250 shares will vest in May 2015.
(9)	7,500 shares will vest in May 2014, 3,750 shares will vest in May 2015 and 3,750 shares will vest in May 2016.
(10)	7,500 shares will vest in May 2015, 3,750 shares will vest in May 2016 and 3,750 shares will vest in May 2017.

No stock options were granted in 2012. No outstanding option or other equity-based award was re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined) in 2012.

Employment and Certain Other Agreements and Employee Benefit Plans

Employment Arrangements – Chief Executive Officer

On November 4, 2011, we entered into an employment agreement with Alan I. Rothenberg, our Chairman and Chief Executive Officer.  The employment agreement has an initial term of three years, which automatically extends for additional one-year terms, unless and until either party gives notice of its desire not to extend at least sixty days before the expiration of the then current term.  Mr. Rothenberg received an annual base salary of $292,500 during 2012 and is eligible to receive annual bonuses. The Board of Directors will determine if Mr. Rothenberg should receive an annual bonus and, if so, the amount of such bonus in its sole discretion. In addition, Mr. Rothenberg is entitled to receive certain other benefits that 1st Century Bancshares extends to all of its executive employees, such as life insurance, disability insurance, health, dental, vision and other insurance benefits and participation in the 401(k) plan.  1st Century Bancshares may grant shares of restricted stock to Mr. Rothenberg from time to time under and subject to the terms and conditions of the Plan.

In the event the employment of Mr. Rothenberg is terminated by 1st Century Bancshares for Cause (as defined in the employment agreement), Mr. Rothenberg is only entitled to base salary earned, paid time off accrued and unreimbursed business expenses, each through the date of termination.  In addition, if he is terminated without Cause or he terminates his employment for Good Reason (as defined in the employment agreement), Mr. Rothenberg will receive: (i) a lump sum payment equal to two times the amount of his highest base salary and annual bonus within the three-year period preceding the termination, (ii) at the discretion of the Board of Directors, a prorated bonus for the number of months worked during the year of termination, and (iii) medical, disability and life insurance benefits (the “Continuation Benefits”) until the earlier of (a) one year from the date of separation, and (b) the date he receives comparable coverage from another employer.

In addition to what Mr. Rothenberg is entitled to in the event of termination for Cause, if his employment is terminated on account of permanent disability he will continue to receive his base salary then in effect for a period of one year and will also receive Continuation Benefits for a period of six months. In addition to what Mr. Rothenberg is entitled to in the event of termination for Cause, if Mr. Rothenberg’s employment terminates due to his death, his estate shall be entitled to payment of any benefits pursuant to any life insurance policy, and any unvested shares of restricted stock shall immediately vest.

The employment agreement contains standard confidentiality and other business protection covenants. The employment agreement also contains a standard indemnification provision. In addition, Mr. Rothenberg may be entitled to a gross-up payment in the event he is subject to an excise tax under Section 4999 of the Internal Revenue Code as a result of payments made by 1st Century Bancshares to or for his benefit.

Employment Arrangements – President, Chief Operating Officer and Corporate Secretary

On November 4, 2011, we entered into an employment agreement with Jason P. DiNapoli, our President, Chief Operating Officer and Corporate Secretary.  The employment agreement has an initial term of three years, which automatically extends for additional one-year terms, unless and until either party gives notice of its desire not to extend at least sixty days before the expiration of the then current term. Mr. DiNapoli received an annual base salary of $325,000 during 2012 and is eligible to receive annual bonuses.  The Board of Directors will determine if Mr. DiNapoli should receive an annual bonus and, if so, the amount of such bonus in its sole discretion.  Pursuant to an addendum to the employment agreement, Mr. DiNapoli is entitled to a car allowance of $500 per month. In addition, Mr. DiNapoli is entitled to receive certain other benefits that Bancshares extends to all of its executive employees, such as life insurance, disability insurance, health, dental, vision and other insurance benefits and participation in the 401(k) plan.  1st Century Bancshares may grant to Mr. DiNapoli shares of restricted stock from time to time under and subject to the terms and conditions of the Plan.

In the event the employment of Mr. DiNapoli is terminated by 1st Century Bancshares for Cause (as defined in the employment agreement), Mr. DiNapoli is only entitled to base salary earned, paid time off accrued and unreimbursed business expenses, each through the date of termination.  If Mr. DiNapoli is terminated without Cause or he terminates his employment for Good Reason (as defined in the employment agreement), Mr. DiNapoli will receive: (i) a lump sum payment equal to two times the amount of his highest base salary and annual bonus within the three-year period preceding the termination, (ii) at the discretion of the Board of Directors, a prorated bonus for the number of months worked during the year of termination, and (iii) Continuation Benefits until the earlier of (a) one year from the separation date, and (b) the date he receives comparable coverage from another employer.

In addition to what Mr. DiNapoli is entitled to in the event of termination for Cause, if his employment is terminated on account of permanent disability he will continue to receive his base salary then in effect for a period of one year and will also receive Continuation Benefits for a period of six months following the separation date. In addition to what Mr. DiNapoli is entitled to in the event of termination for Cause, if Mr. DiNapoli’s employment terminates due to his death, his estate shall be entitled to payment of any benefits pursuant to any life insurance policy, and any unvested shares of restricted stock shall immediately vest.

The employment agreement contains standard confidentiality and other business protection covenants.  The employment agreement also contains a standard indemnification provision. In addition, Mr. DiNapoli may be entitled to a gross-up payment in the event he is subject to an excise tax under Section 4999 of the Internal Revenue Code as a result of payments made by 1st Century Bancshares to or for his benefit.

Equity Compensation Plans

1st Century Bancshares Director and Employee Stock Option Plan.  The Director and Employee Stock Option Plan provides for the issuance of incentive stock options (within the meaning of Internal Revenue Code Section 422) and non-statutory stock options.  There are 1,434,000 shares of common stock reserved for issuance under the plan.  Out of the reserved shares, 1,262,597 shares were issued as of March 25, 2013.  The plan provides that options may be granted to our directors, officers, employees and consultants.  Stock options must be granted at an exercise price of not less than 100% of the fair market value of the shares on the date of grant and have an exercise period of not longer than ten years.  All options granted to our officers, employees and directors, in their capacity as such, are subject to a vesting schedule determined by our Board of Directors.  For options granted to our directors, officers, employees and consultants, in the event any optionee’s employment is terminated or the optionee resigns as a director, officer, employee or consultant, such optionee’s options shall terminate immediately if the termination is for cause, or on the date, which is three months after any other termination or resignation, except that upon the death or disability of the optionee, the option shall terminate one year after such death or disability. The options granted under the plan are not assignable or transferable except by will or the laws of intestate distribution, with the exception of certain transfers of non-statutory stock options to an optionee’s immediate family members for estate planning purposes.  During the lifetime of an optionee, his or her option is exercisable only by the optionee.

The 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan provides for the issuance of incentive stock options, restricted stock and performance shares to employees, directors and consultants.  There are 1,200,000 shares of common stock reserved for issuance under the Equity Incentive Plan.  Out of the reserved shares, 1,060,523 shares were issued as of March 25, 2013.  Stock options must be granted at an exercise price of not less than 100% of the fair market value of the shares on the date of the grant and have an exercise period of not longer than ten years.  All options, restricted stock and performance shares granted are subject to a vesting schedule determined by our Board of Directors.  During the period of restriction, participants holding shares of restricted stock may exercise full voting rights and shall be entitled to receive all dividends and other distributions paid with respect to such shares. For options, restricted shares and performance shares granted to our directors, officers, employees and consultants, in the event any optionee’s employment is terminated or the optionee resigns as a director, officer,  employee or consultant, such optionee’s options shall terminate in five business days if the termination is for cause, or on the date which is three months after any other termination or resignation, except upon disability or death of the optionee, the option shall terminate one year after such disability and two years after the date of death.  The options granted under this plan are not assignable or transferable except by will or the laws of intestate distribution, with the exception of certain transfers of non-statutory stock options to an optionee’s immediate family members for estate planning purposes.  During the lifetime of an optionee, his or her option is exercisable only by the optionee.

The following table details the amount of shares authorized and available under the Director and Employee Stock Option Plan and the Equity Incentive Plan as of December 31, 2012.

Stock Plan	Shares Reserved	Less Shares Previously Exercised/Vested	Less Shares Outstanding	Total Shares Available for Future Issuance

Director and Employee Stock Option Plan	1,434,000	216,924	1,045,673	171,403

Equity Incentive Plan	1,200,000	497,507	563,516	138,977

On March 6, 2013, the Board of Directors, upon the recommendation of the Compensation Committee, approved an aggregate restricted stock grant of 138,500 shares to various employees of 1st Century Bancshares from the shares remaining available for issuance under the 2005 Equity Compensation Plan. The grant date of these awards is April 30, 2013 and the awards were approved as long-term incentive awards for employee performance during 2012.

Potential Payments Upon Termination or Change-in-Control

1st Century Bancshares’ employment agreements with Alan I. Rothenberg and Jason P. DiNapoli contain  separation and change-in-control payments, which are discussed in detail under the heading “Employment and Certain Other Agreements and Employee Benefit Plans - Employment Arrangements” in this proxy statement.

On November 4, 2011, we entered into a severance agreement with Bradley S. Satenberg, our Executive Vice President and Chief Financial Officer. Pursuant to Mr. Satenberg’s severance agreement, in the event that Mr. Satenberg is terminated by 1st Century Bancshares for Cause (as that term is defined in Mr. Satenberg’s severance agreement), Mr. Satenberg is only entitled to base salary earned, paid time off accrued and unreimbursed business expenses, each through the date of termination.  In addition to what Mr. Satenberg is entitled to in the event of termination for Cause, if he is terminated without Cause or he terminates his employment for Good Reason (as that term is defined in Mr. Satenberg’s severance agreement) within twelve (12) months of a Change in Control (as that term is defined in Mr. Satenberg’s severance agreement), Mr. Satenberg will receive: (i) a lump sum payment equal to fifteen (15) months of his highest base salary and annual bonus within the three-year period preceding the termination, (ii) a prorated bonus for the number of months worked during the year of termination, (iii) immediate vesting in any of the remaining unvested shares of restricted stock and/or options granted to him under any award agreements existing as of the effective date of the agreement or awarded thereafter, and (iv) Continuation Benefits until the earlier of one year from the date of separation and the date he receives comparable coverage from another employer (or a lump sum cash payment equal to the value of the Continuation Benefits in the event final regulations are issued by the U.S. Treasury Department, which prohibit the discriminatory payment of medical coverage). As a condition to the receipt of any of the foregoing post-termination payments and benefits (except in the case of termination for Cause), Mr. Satenberg is required to provide 1st Century Bancshares with a general release from any and all claims, known and unknown, that Mr. Satenberg may have against 1st Century Bancshares.

On November 4, 2011, we entered into a severance agreement with John K. Sampson, our Executive Vice President and Chief Credit Officer. Pursuant to Mr. Sampson’s severance agreement, in the event that Mr. Sampson is terminated by 1st Century Bancshares for Cause (as that term is defined in Mr. Sampson’s severance agreement), Mr. Sampson is only entitled to base salary earned, paid time off accrued and unreimbursed business expenses, each through the date of termination.  In addition to what Mr. Sampson  is entitled to in the event of termination for Cause, if he is terminated without Cause or he terminates his employment for Good Reason (as that term is defined in Mr. Sampson’s severance agreement) within twelve (12) months of a Change in Control (as that term is defined in Mr. Sampson’s severance agreement), Mr. Sampson will receive: (i) a lump sum payment equal to fifteen (15) months of his highest base salary and annual bonus within the three-year period preceding the termination, (ii) a prorated bonus for the number of months worked during the year of termination, (iii) immediate vesting in any of the remaining unvested shares of restricted stock and/or options granted to him under any award agreements existing as of the effective date of the agreement or awarded thereafter, and (iv) Continuation Benefits until the earlier of one year from the date of separation and the date he receives comparable coverage from another employer (or a lump sum cash payment equal to the value of the Continuation Benefits in the event final regulations are issued by the U.S. Treasury Department, which prohibit the discriminatory payment of medical coverage). As a condition to the receipt of any of the foregoing post-termination payments and benefits (except in the case of termination for Cause), Mr. Sampson is required to provide 1st Century Bancshares with a general release from any and all claims, known and unknown, that Mr. Sampson may have against 1st Century Bancshares.

On August 7, 2012, we entered into a severance agreement with Bonnie E. Rubin, our Executive Vice President and Regional Director. Pursuant to Ms. Rubin’s severance agreement, in the event that Ms. Rubin is terminated by 1st Century Bancshares for Cause (as that term is defined in Ms. Rubin’s severance agreement), Ms. Rubin is only entitled to base salary earned, paid time off accrued and unreimbursed business expenses, each through the date of termination.  In addition to what Ms. Rubin  is entitled to in the event of termination for Cause, if she is terminated without Cause or she terminates her employment for Good Reason (as that term is defined in Ms. Rubin’s severance agreement) within twelve (12) months of a Change in Control (as that term is defined in Ms. Rubin’s severance agreement), Ms. Rubin will receive: (i) a lump sum payment equal to fifteen (15) months of her highest base salary and annual bonus within the three-year period preceding the termination, (ii) a prorated bonus for the number of months worked during the year of termination, (iii) immediate vesting in any of the remaining unvested shares of restricted stock and/or options granted to her under any award agreements existing as of the effective date of the agreement or awarded thereafter, and (iv) Continuation Benefits until the earlier of one year from the date of separation and the date she receives comparable coverage from another employer (or a lump sum cash payment equal to the value of the Continuation Benefits in the event final regulations are issued by the U.S. Treasury Department, which prohibit the discriminatory payment of medical coverage). As a condition to the receipt of any of the foregoing post-termination payments and benefits (except in the case of termination for Cause), Ms. Rubin is required to provide 1st Century Bancshares with a general release from any and all claims, known and unknown, that Ms. Rubin may have against 1st Century Bancshares.

Our Director and Employee Stock Option Plan and our 2005 Equity Incentive Plan contain provisions accelerating the vesting of options upon an event that would result in a change-in-control of 1st Century Bancshares.

OTHER BUSINESS

We know of no other business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of the Annual Meeting.  If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy delivered herewith.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2014 ANNUAL MEETING

If you wish to submit a proposal or nominee for consideration at our 2014 annual meeting of stockholders, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934, as amended, and as adopted by the SEC.  To be eligible for inclusion in our proxy statement and proxy materials, our Corporate Secretary must receive your proposal or nominee no later than December 9, 2013.

A stockholder wishing to submit a proposal or nominee for consideration at the 2014 annual meeting other than in our proxy materials is required to give written notice addressed to the Corporate Secretary, 1st Century Bancshares, Inc., 1875 Century Park East, Suite 1400, Los Angeles, California 90067, of his or her intention to make such a proposal. Assuming the 2014 annual meeting is held no more than 30 days before and no more than 60 days after May 8th, the anniversary of the 2013 Annual Meeting, assuming further that the proxy materials for the 2013 Annual Meeting are first mailed to stockholders on April 8th and assuming that there has been no increase in the size of the Board of Directors, then to be timely, a stockholders’ notice shall be delivered to and received by the Secretary at our principal executive offices not later than the close of business on February 7, 2014 and not earlier than the close of business on January 8, 2014.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and the other requirements set forth in our bylaws and applicable law.

April 8, 2013	1ST CENTURY BANCSHARES, INC.
Alan I. Rothenberg Chairman of the Board & Chief Executive Officer	Jason P. DiNapoli President, Chief Operating Officer & Corporate Secretary

Appendix A

2013 EQUITY INCENTIVE PLAN
OF
1ST CENTURY BANCSHARES, INC.,
a Delaware corporation
(Effective [May 8, 2013])

1st Century Bancshares, Inc. hereby adopts in its entirety the 1st Century Bancshares, Inc. 2013 Equity Incentive Plan (the “Plan”), on March 25, 2013 (the “Plan Adoption Date”). Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.

SECTION 1
BACKGROUND AND PURPOSE

1.1           Background  The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (“SARs”), Stock Awards, and Restricted Stock Units.

1.2           Purpose of the Plan  The Plan is intended to attract, motivate and retain the following individuals:  (a) employees of the Company or its Affiliates; (b) directors of the Company or any of its Affiliates who are employees of neither the Company nor any Affiliate and (c) consultants who provide significant services to the Company or its Affiliates.  The Plan is also designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1           “1934 Act” means the Securities Exchange Act of 1934, as amended.  Reference to a specific section of the Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.2           “Administrator” means, collectively the Board, and/or one or more Committees, and/or one or more executive officers of the Company designated by the Board to administer the Plan or specific portions thereof.

2.3           “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4           “Applicable Law” means the legal requirements relating to the administration of Options, SARs, Stock Awards and Restricted Stock Units and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by the NASDAQ, New York Stock Exchange, American Stock Exchange or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.5           “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Stock Awards and Restricted Stock Units.

2.6           “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.7           “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8           “Change in Control” means the occurrence of any of the following:

(a)          Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than SB Acquisition Company LLC or its affiliates, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b)          The consummation of a merger, consolidation, business combination, scheme of arrangement, share exchange or similar transaction involving the Company and any other corporation (“Business Combination”), other than a Business Combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such Business Combination; or

(c)          The sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act)

2.9           “Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10          “Committee” means any committee appointed by the Board of Directors to administer the Plan.

2.11          “Company” means 1st Century Bancshares, Inc., or any successor thereto.

2.12          “Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates or any employee or affiliate of any of the foregoing, but who is neither an Employee nor a Director.

2.13          “Continuous Status” as an Employee, Consultant or Director means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated.  “Continuous Status” shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor.  A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company.  For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If such reemployment is approved by the Company but not guaranteed by statute or contract, then such employment will be considered terminated on the ninety-first (91st) day of such leave and on such date any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.  In the event a Participant’s status changes among the positions of Employee, Director and Consultant, the Participant's Continuous Status as an Employee, Director or Consultant shall not be considered terminated solely as a result of any such changes in status.

2.14          “Director” means any individual who is a member of the Board of Directors of the Company or an Affiliate of the Company.

2.15          “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.16          “Employee” means any individual who is a common-law employee of the Company or of an Affiliate.

2.17          “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option, and the price used to determine the number of Shares payable to a Participant upon the exercise of a SAR.

2.18          “Fair Market Value” means, as of any date, provided the Common Stock is listed on an established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock on the Grant Date of the Award.  If no sales were reported on such Grant Date of the Award, the Fair Market Value of a share of Common Stock shall be the closing price for such stock as quoted on the NASDAQ (or the exchange with the greatest volume of trading in the Common Stock) on the last market trading day with reported sales prior to the date of determination.  In the case where the Company is not listed on an established stock exchange or national market system, Fair Market Value shall be determined by the Board in good faith in accordance with Code Section 409A and the applicable Treasury regulations.

2.19          “Fiscal Year” means a fiscal year of the Company.

2.20          “Grant Date” means the date the Administrator approves the Award.

2.21          “Incentive Stock Option” means an Option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.22          “Independent Director” means a Nonemployee Director who is (i) a “nonemployee director” within the meaning of Section 16b-3 of the 1934 Act, (ii) “independent” as determined under the applicable rules of the NASDAQ, and (iii) an “outside director” under Treasury Regulation Section 1.162-27(e)(3), as any of these definitions may be modified or supplemented from time to time.

2.23          “Misconduct” shall include commission of any act contrary or harmful to the interests of the Company (or any Affiliate) and shall include, without limitation:  (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (c) misuse of any confidential, secret, privileged or non-public information relating to the Company’s (or any Affiliate’s) business, or (e) participating in a hostile takeover attempt of the Company or an Affiliate.  The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.24          “NASDAQ” means The NASDAQ Stock Market, Inc.

2.25          “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.

2.26          “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.27          “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.28          “Participant” means an Employee, Nonemployee Director or Consultant who has an outstanding Award.

2.29          “Period of Restriction” means the period during which the transfer of Shares are subject to restrictions that subject the Shares to a substantial risk of forfeiture.  As provided in Section 7, such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator, in its discretion.

2.30          “Plan” means this 1st Century Bancshares, Inc. 2013 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.31          “Restricted Stock Units” means an Award granted to a Participant pursuant to Section 8.  An Award of Restricted Stock Units constitutes a promise to deliver to a Participant a specified number of Shares, or the equivalent value in cash, upon satisfaction of the vesting requirements set forth in the Award Agreement.  Each Restricted Stock Unit represents the right to receive one Share or the equivalent value in cash.

2.32          “Rule 16b-3” means a person promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.33          “SEC” means the U.S. Securities and Exchange Commission.

2.34          “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.35          “Shares” means shares of common stock of the Company.

2.36          “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Section 6. Upon exercise, a SAR gives a Participant a right to receive a payment in cash, or the equivalent value in Shares, equal to the difference between the Fair Market Value of the Shares on the exercise date and the Exercise Price.  Both the number of SARs and the Exercise Price are determined on the Grant Date.  For example, assume a Participant is granted 100 SARs at an Exercise Price of $10 and the award agreement specifies that the net gain will be settled in Shares.  Also assume that the SARs are exercised when the underlying Shares have a Fair Market Value of $20 per Share.  Upon exercise of the SAR, the Participant is entitled to receive 50 Shares [(($20-$10)*100)/$20].

2.37          “Stock Award” means an Award granted to a Participant pursuant to Section 7.  A Stock Award constitutes a transfer of ownership of Shares to a Participant from the Company.  Such transfer may be subject to restrictions against transferability, assignment, and hypothecation.  Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement.  Shares granted pursuant to a Stock Award shall vest immediately upon the lapsing of the applicable Period of Restriction (if any).  Stock Awards may also be granted without any restrictions or vesting requirements.  Vesting may be based on continued employment or service over a stated service period, or on the attainment of specified Performance Goals.  If employment or service is terminated prior to vesting, the unvested Shares revert back to the Company.

2.38          “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3
ADMINISTRATION

3.1           The Administrator.  The Administrator shall be appointed by the Board of Directors from time to time.

3.2           Authority of the Administrator.  It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law.  The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to determine the following: (a) which Employees, Nonemployee Directors and Consultants shall be granted Awards; (b) the terms, conditions and the amendment of Awards; (c) interpretation of the Plan; (d) adoption of rules for the administration, interpretation and application of the Plan as are consistent therewith; and (e) interpretation, amendment or revocation of any such rules.

3.3           Delegation by the Administrator.  The Administrator, in its discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors; provided, however, in the case where the Company is listed on an established stock exchange or quotation system, the Administrator may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4           Decisions Binding.  All determinations and decisions made by the Administrator, the Board and any delegate of the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

SECTION 4
SHARES SUBJECT TO THE PLAN

4.1           Number of Shares.  Subject to adjustment, as provided in Section 4.3, the total number of Shares available for grant under the Plan shall be 750,000.  As of the Plan Adoption Date, no further grants will be made under the 2004 Founder Stock Option Plan, the Director and Employee Stock Option Plan and the 2005 Equity Incentive Plan (collectively, the “Old Plans”).  The Old Plans shall remain in effect with respect to options and restricted stock awards previously granted.  Shares granted under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.

4.2           Lapsed Awards.  If any Award made under the Plan expires, or is forfeited or cancelled, the Shares underlying such Awards shall become available for future Awards under the Plan.  In addition, any Shares underlying an Award that are not issued upon the exercise of such Award shall become available for future Awards under the Plan (e.g., the exercise of a Stock Appreciation Right with the net gain settled in Shares and the “net-Share issuance” of an Option).

4.3           Adjustments in Awards and Authorized Shares.  The number of Shares covered by each outstanding Award, and the per Share exercise price of each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of such Shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an Option.

4.4           Legal Compliance.  Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of Options and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  Any Award made in violation hereof shall be null and void.

4.5           Investment Representations.  As a condition to the exercise of an Option or other right, the Company may require the person exercising such Option or right to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 5
STOCK OPTIONS

The provisions of this Section 5 are applicable to Options granted to Employees, Nonemployee Directors and Consultants.  Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.

5.1           Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Administrator in its discretion.  The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Sections 4.1, shall determine the number of Shares subject to each Option.

5.2           Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine.  The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3           Exercise Price.  The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.

5.3.1             Nonqualified Stock Options.  Unless otherwise specified in the Award Agreement, in the case of a Nonqualified Stock Option, the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as determined by the Administrator.

5.3.2             Incentive Stock Options.  The grant of Incentive Stock Options shall be subject to the following limitations:

(a)           The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

(b)           Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Consultants or Nonemployee Directors.  In the event the Company fails to obtain shareholder approval of the Plan within twelve (12) months from the Plan Adoption Date, all Options granted under this Plan designated as Incentive Stock Options shall become Nonqualified Stock Options and shall be subject to the provisions of this Section 5 applicable to Nonqualified Stock Options.

(c)           To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

(d)           In the event of a Participant's change of status from Employee to Consultant or Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.

5.3.3             Substitute Options.  Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Nonemployee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer, and such Options may be granted with an Exercise Price less than the Fair Market Value of a Share on the Grant Date; provided, however, the grant of such substitute Option shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

5.4           Expiration of Options

5.4.1             Expiration Dates.  Unless otherwise specified in an Award Agreement, each Option shall immediately terminate on the date a Participant ceases his/her/its Continuous Status as an Employee, Director or Consultant with respect to the Shares that have not “vested.”  With respect to the “vested” Shares underlying a Participant’s Option, unless otherwise specified in the Award Agreement, each Option shall terminate no later than the first to occur of the following events:

(a)           Date in Award Agreement.  The date for termination of the Option set forth in the written Award Agreement;

(b)           Termination of Continuous Status as Employee, Nonemployee Director or Consultant.  The last day of the three (3)-month period following the date the Participant ceases his/her/its Continuous Status as an Employee, Nonemployee Director or Consultant (other than termination for a reason described in subsections (c), (d), (e), or (f) below);

(c)           Misconduct.  In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire five (5) business days following written notice from the Company to the Participant; provided, however, that the Administrator may, in its sole discretion, prior to the expiration of such five (5) business day period, reinstate the Options by giving written notice of such reinstatement to Participant.  In the event of such reinstatement, the Participant may exercise the Option only to such extent, for such time, and upon such terms and conditions as if the Participant had ceased to be employed by or affiliated with the Company or a Subsidiary upon the date of such termination for a reason other than Misconduct, disability or death;

(d)           Disability.  In the event that a Participant's Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant's Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

(e)           Death.  In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or

(f)           10 Years from Grant.  An Option shall expire no more than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.4.2             Administrator Discretion.  Notwithstanding the foregoing the Administrator may, after an Option is granted, extend the exercise period that an Option is exercisable following a Participant’s termination of employment (subject to limitations applicable to Incentive Stock Options); provided, however that such extension does not exceed the maximum term of the Option.

5.5           Exercisability of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion.  After an Option is granted, the Administrator, in its discretion, may accelerate the exercisability of the Option.

5.6           Exercise and Payment.  Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

5.6.1             Form of Consideration.  Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent.  The Administrator, in its discretion, also may permit the exercise of Options and same-day sale of related Shares, or exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

5.6.2             Delivery of Shares.  As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

SECTION 6
STOCK APPRECIATION RIGHTS

6.1           Grant of SARs.  Subject to the terms of the Plan, a SAR may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time as shall be determined by the Administrator.

6.1.1             Number of Shares.  The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2             Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, shall have discretion to determine the terms and conditions of SARs granted under the Plan, including whether upon exercise the SARs will be settled in Shares or cash.  However, the Exercise Price of a SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2           Exercise of SARs.  SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion.  After an SAR is granted, the Administrator, in its discretion, may accelerate the exercisability of the SAR.

6.3           SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise and such other terms and conditions as the Administrator shall determine.

6.4           Expiration of SARs.  A SAR granted under the Plan shall expire upon the date determined by the Administrator in its discretion as set forth in the Award Agreement, or otherwise pursuant to the provisions relating to the expiration of Options as set forth in Section 5.4.

6.5           Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive (whichever is specified in the Award Agreement) from the Company either (a) a cash payment in an amount equal to (x) the difference between the Fair Market Value of a Share on the date of exercise and the SAR Exercise Price, multiplied by (y) the number of Shares with respect to which the SAR is exercised, or (b) a number of Shares by dividing such cash amount by the Fair Market Value of a Share on the exercise date.  If the Administrator designates in the Award Agreement that the SAR will be settled in cash, upon Participant’s exercise of the SAR the Company shall make a cash payment to Participant as soon as reasonably practical.

SECTION 7
STOCK AWARDS

7.1           Grant of Stock Awards.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Stock Awards to Employees, Nonemployee Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine.  The Administrator shall determine the number of Shares to be granted to each Participant and the purchase price (if any) to be paid by the Participant for such Shares.

7.2           Stock Agreement.  Each Stock Award shall be evidenced by an Award Agreement that shall specify the terms of the grant, including the Period of Restriction that applies to such grant (if any), the conditions that must be satisfied for the Period of Restriction to lapse, and such other terms and conditions as the Administrator, in its discretion, shall determine.  Unless the Administrator determines otherwise, Shares granted pursuant to Stock Awards shall be held by the Company as escrow agent until the Period of Restriction has lapsed.

7.3           Transferability.  Shares granted pursuant to a  Stock Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction (if any).

7.4           Restrictions.  In its sole and absolute discretion, the Administrator may set restrictions based on a Participant’s Continuous Status as Employee, Nonemployee Director or Consultant or the achievement of specific Performance Goals (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.

7.5           Legend on Certificates.  The Administrator, in its discretion, may place a legend or legends on the Share certificates to give appropriate notice of such restrictions in the case the Shares are not held by the Company in escrow.

7.6           Release of Shares.  Shares granted pursuant to Stock Awards shall be released from escrow as soon as practicable after expiration of the Period of Restriction.  At such time, the Participant shall be entitled to have any legend or legends under Section 7.5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law.

7.7           Voting Rights.  During any Period of Restriction, Participants holding Shares granted pursuant this Section 7 may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.8           Dividends and Other Distributions.  During any Period of Restriction, Participants holding Shares granted pursuant to this Section 7 shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they were paid.

7.9           Return of Stock to Company.  On the date that any forfeiture event set forth in the Award Agreement occurs, the Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8
RESTRICTED STOCK UNITS

8.1           Grant of Restricted Stock Units.  Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted to Employees, Nonemployee Directors and Consultants at any time and from time to time, as shall be determined by the Administrator in its sole and absolute discretion.

8.1.1             Number of Restricted Stock Units.  The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to any Participant under an Award Agreement, subject to the limitations in Sections 4.1.

8.1.2             Value of a Restricted Stock Unit.  Each Restricted Stock Unit granted under an Award Agreement represents the right to receive one Share, or the equivalent value in cash, upon satisfaction of the vesting conditions specified in the Award Agreement.

8.2           Vesting Conditions.  In its sole and absolute discretion, the Administrator will set the vesting provisions, which may include any combination of time-based or performance-based vesting conditions.  The Administrator, in its discretion, may at any time accelerate the vesting of a Participant’s Restricted Stock Units and provide for immediate payment in accordance with Section 8.3.

8.3           Form and Timing of Payment.  The Administrator shall specify in the Award Agreement whether the Restricted Stock Units shall be settled in Shares or cash.  In either case, upon vesting payment will be made as soon as reasonably practical upon satisfaction of the vesting conditions.

8.4           Cancellation of Restricted Stock Units.  On the earlier of the cancellation date set forth in the Award Agreement or upon the termination of Participant’s Continuous Status as an Employee, Nonemployee Director or Consultant, all unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 9
MISCELLANEOUS

9.1           Change In Control.  In the event of a Change in Control, unless an Award is assumed or substituted by the successor corporation, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not otherwise then exercisable and (ii) the Period of Restriction applicable to an Award shall immediately lapse as of the date of the Change in Control.  Notwithstanding the foregoing, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, the Committee may provide in the Award Agreement for immediate vesting and lapsing of the Period of Restriction upon or following the occurrence of a Change in Control

9.2           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, the Participant shall have the right to exercise his or her Award for a period not less than ten (10) days immediately prior to such dissolution or transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.

9.3           No Effect on Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause.  Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only.  Additionally, the Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Director or the Company may have to terminate his or her directorship at any time.

9.4           Participation.  No Employee, Consultant or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5           Limitations on Awards.  No Participant shall be granted an Award or Awards in any Fiscal Year in which the combined number of Shares underlying such Award(s) exceeds 100,000 Shares; provided, however, that such limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 4.3.

9.6           Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.

9.7           Beneficiary Designations.  If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death.  Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator.  In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.8           Limited Transferability of Awards.  No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.  Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.9           Restrictions on Share Transferability.  The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded or any blue sky or state securities laws.

9.10           Transfers Upon a Change in Control.  In the sole and absolute discretion of the Administrator, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.8, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company’s shareholders or by written consent of such shareholders; (ii) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction; (iii) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction, and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.

9.11           Performance-Based Awards.  Each agreement for the grant of performance-based awards shall specify the number of Shares underlying the Award, the Performance Period and the Performance Goals (each as defined below).  As used herein, “Performance Goals” means performance goals specified in the agreement for any Award which the Administrators determine to make subject to Performance Goals, upon which the vesting or settlement of such award is conditioned and “Performance Period” means the period of time specified in an agreement over which the Award which the Administrators determine to make subject to a Performance Goal, are to be earned.  Each agreement for a performance-based Award shall specify in respect of a Performance Goal the minimum level of performance below which no payment will be made, shall describe the method of determining the amount of any payment to be made if performance is at or above the minimum acceptable level, but falls short of full achievement of the Performance Goal, and shall specify the maximum percentage payout under the agreement.

9.11.1             Performance Goals for Covered Employees.  The Performance Goals  for any performance-based Award granted to a Covered Employee, if deemed appropriate by the Administrators, shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code, and shall be based upon one or more of the following performance-based business criteria, either on a Company, subsidiary, division, business unit or line of business basis or in comparison with peer group performance or to an index: net sales; gross sales; net revenue; gross revenue; growth of loans and/or deposits; growth in number of customers, households or assets; cash generation; cash flow; unit volume; market share; cost reduction; costs and expenses (including expense efficiency ratios and other expense measures); strategic plan development and implementation; allowance for loan losses; loan chargeoffs; loan writedowns; non-performing or impaired loans; return on net assets; return on actual or proforma assets; return on equity; return on capital; return on investment; return on working capital; return on net capital employed; working capital; asset turnover; economic value added; total stockholder return; stock price; net income; net income before tax; operating income; operating profit margin; net income margin; net interest margin; sales margin; market share; inventory turnover; days sales outstanding; sales growth; capacity utilization; increase in customer base; cash flow; book value; earnings per share; stock price earnings ratio; earnings before interest; taxes; depreciation and amortization expenses (“EBITDA”); earnings before interest and taxes (“EBIT”); earnings before interest (“EBI”); or EBITDA, EBIT, EBI or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue.  Achievement of any such Performance Goal shall be measured over a period of years not to exceed ten (10) as specified by the Administrators in the agreement for the performance-based Award.  No business criterion other than those named above in this Section 9.11.1 may be used in establishing the Performance Goal for an award to a Covered Employee under this Section 9.11.  For each such award relating to a Covered Employee, the Administrators shall establish the targeted level or levels of performance for each such business criterion.  The Administrators may, in their discretion, reduce the amount of a payout otherwise to be made in connection with an award under this Section 9.11, but may not exercise discretion to increase such amount, and the Administrators may consider other performance criteria in exercising such discretion.  All determinations by the Administrators as to the achievement of Performance Goals under this Section 9.11 shall be made in writing.  The Administrators may not delegate any responsibility under this Section 9.11.  As used herein, “Covered Employee” shall mean, with respect to any grant of an award, an executive of the Company or any subsidiary who is a member of the executive compensation group under the Company’s compensation practices (not necessarily an executive officer) whom the Administrators deem may be or become a covered employee as defined in Section 162(m)(3) of the Code for any year that such award may result in remuneration over $1 million which would not be deductible under Section 162(m) of the Code but for the provisions of the Plan and any other “qualified performance-based compensation” plan (as defined under Section 162(m) of the Code) of the Company; provided, however, that the Administrators may determine that a Plan Participant has ceased to be a Covered Employee prior to the settlement of any award.

9.11.2             Mandatory Deferral of Income.  The Administrators, in their sole discretion, may require that one or more award agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any award under the Plan, a Plan Participant’s receipt of the benefit relating to such award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Plan Participant’s remuneration does not exceed the limit set forth in such provisions of the Code; provided, however, that such deferral does not violate Code Section 409A.

SECTION 10
AMENDMENT, SUSPENSION, AND TERMINATION

10.1           Amendment, Suspension, or Termination.  Except as provided in Section 10.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason.  The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant.  No Award may be granted during any period of suspension or after termination of the Plan.

10.2           No Amendment without Shareholder Approval.  The Company shall obtain shareholder approval of any material Plan amendment to the extent necessary or desirable to comply with the rules of the NASDAQ, the Exchange Act, Section 422 of the Code, or other Applicable Law.

10.3           Plan Effective Date and Duration of Awards .  The Plan shall be effective as of the Plan Effective Date (subject to the shareholders of the Company approving the Plan by the required vote), subject to Sections 10.1 and 10.2 (regarding the Board’s right to amend or terminate the Plan), and shall remain in effect thereafter.  However, without further shareholder approval, no Award may be granted under the Plan more than ten (10) years after the Plan Adoption Date.

SECTION 11
TAX WITHHOLDING

11.1           Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2           Withholding Arrangements.  The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.  The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made; provided, however, in the case Shares are withheld by the Company to satisfy the tax withholding that would otherwise by issued to the Participant, the amount of such tax withholding shall be determined by applying the statutory minimum federal, state or local income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.  The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

SECTION 12
LEGAL CONSTRUCTION

12.1           Liability of Company.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

12.2           Grants Exceeding Allotted Shares.  If the Shares covered by an Award exceed, as of the date of grant, the number of Shares, which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

12.3           Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.4           Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.5           Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.6           Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

12.7           Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

SECTION 13
EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

1ST CENTURY BANCSHARES, INC.

Dated: March 25, 2013	By:

1ST CENTURY BANCSHARES, INC. — ANNUAL MEETING, MAY 8, 2013

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.1cbank.com/annualmeetingmaterials.html

You can vote in one of three ways:

1. Call **toll free 1-855-822-7112** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **http://www.rtcoproxy.com/fcty** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

1ST CENTURY BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 8, 2013, 5:00 pm, local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder of record hereby appoints Robert A. Moore and Barry D. Pressman, M.D., and either of them, with full power of substitution, as proxies for the stockholder, to attend the Annual Meeting of Stockholders of 1st Century Bancshares, Inc. (the "Company"), to be held at the Company's principal executive office located at 1875 Century Park East, Suite 100, Los Angeles, CA 90067, on Wednesday, May 8, 2013, at 5:00 p.m., local time and any adjournments thereof, and to vote all shares of common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this proxy and, at their discretion, upon such other matters as may properly come before the Annual Meeting of Stockholders.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record as of March 25, 2013. If no direction is made, this proxy will be voted FOR all proposals.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4 AND FOR THREE YEAR FREQUENCY ON PROPOSAL 5.

If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4 and for a Three Year frequency on Proposal 5.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

6329

REVOCABLE PROXY
1ST CENTURY BANCSHARES, INC.

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Telephone (using a Touch-Tone Phone); or
2. By Internet; or
3. By Mail.

To Vote by Telephone:

Call 1-855-822-7112 Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., EST, May 8, 2013.

To Vote by Internet:

Go to http://www.rtcoproxy.com/fcty prior to 3 a.m., EST, May 8, 2013.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

Comments:

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS for the Annual Meeting**:** The Notice and Proxy Statement and Form 10-k are available at

http://www.1cbank.com/annualmeetingmaterials.html

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

X **PLEASE MARK VOTES AS IN THIS EXAMPLE**

Proposal No. 1: Election of Directors — For ☐ With-hold ☐ For All Except ☐

(01) William W. Brien, M.D.	(02) Dave Brooks	(03) Joseph J. Digange
(04) Jason P. DiNapoli	(05) Eric M. George	(06) Alan D. Levy
(07) Robert A. Moore	(08) Barry D. Pressman, M.D.	(09) Alan I. Rothenberg
(10) Nadine I. Watt	(11) Lewis N. Wolff and	(12) Stanley R. Zax

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

Crowe Horwath LLP

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

REVOCABLE PROXY
1ST CENTURY BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 8, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Robert A. Moore and Barry D. Pressman, M.D., and either of them, with full power of substitution, as proxies for the stockholder, to attend the Annual Meeting of the Stockholders of 1st Century Bancshares, Inc. (the "Company"), to be held at the Company's principal executive office located at 1875 Century Park East, Suite 100, Los Angeles, CA 90067, on Wednesday, May 8, 2013, at 5:00 p.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in the proxy and, at their discretion, upon such other matters as may properly come before this meeting.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

____

____

____

Comments:

____

____

____

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS for the Annual Meeting: The Notice and Proxy Statement and Form 10-k are available at

http://www.1cbank.com/annualmeetingmaterials.html

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒ **PLEASE MARK VOTES AS IN THIS EXAMPLE**

Proposal No. 1: Election of Directors — For ☐ With-hold ☐ For All Except ☐

(01) William W. Brien, M.D. (02) Dave Brooks (03) Joseph J. Digange
(04) Jason P. DiNapoli (05) Eric M. George (06) Alan D. Levy
(07) Robert A. Moore (08) Barry D. Pressman, M.D. (09) Alan I. Rothenberg
(10) Nadine I. Watt (11) Lewis N. Wolff and (12) Stanley R. Zax

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

Crowe Horwath LLP

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4 AND FOR THREE YEAR FREQUENCY ON PROPOSAL 5.

If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4 and for a Three Year frequency on Proposal 5.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholders of record. If no directions is made, this Proxy will be voted FOR all Proposals.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

6329